UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
eRXSYS, INC.
(Name of small business issuer in its charter)

NEVADA                   5912          98-0233878
(State or jurisdiction of          (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)         Classification Code Number)                           Identification Number)

18662 MacArthur Blvd. #200-15
Irvine, CA                      92612
(Name and address of principal                                                                                           (Zip Code)
executive offices)

Registrant's telephone number, including area code: 949-440-3248

Approximate date of proposed sale to the public:     As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                            |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                   |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.                      |__|

CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH                                                                                          PROPOSED     PROPOSED
CLASS OF                   MAXIMUM     MAXIMUM
SECURITIES                                           OFFERING       AGGREGATE                   AMOUNT OF
TO BE                                                      AMOUNT TO BE      PRICE PER     OFFERING                 REGISTRATION
REGISTERED                                          REGISTERED                              UNIT (1)           PRICE                         FEE
---------------------------------------------------------------------------------------------------------------------------------------------------------------
Common Stock (2)                                               7,391,750 shares           $0.28      $2,069,690                  $262.23
Common Stock Underlying Warrants (3)    3,695,875 shares                             $0.28                                 $1,034,845                  $131.12
---------------------------------------------------------------------------------------------------------------------------------------------------------------

(1)    Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the bid and asked price as of a specified date within five business days prior to the date of filing this registration statement.
(2)    These shares of common stock refer to those issued in an exempt offering to accredited investors.
(3)    These shares of common stock underlie the warrants to purchase shares of common stock that were issued in an exempt offering to accredited investors.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

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COPIES OF COMMUNICATIONS TO:
Cane & Associates, LLP
3273 E. Warm Springs Rd.
Las Vegas, NV 89120
(702) 312-6255
Fax: (702) 944-7100
Agent for service of process

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SUBJECT TO COMPLETION, Dated December 14, 2004

PROSPECTUS
eRXSYS, INC.
11,087,625 SHARES OF COMMON STOCK
___________________

We completed an exempt offering of units to accredited investors on June 17, 2004. Each unit was priced at $0.80 and consisted of two shares of common stock and a warrant to purchase one share of restricted common stock. We are registering in this prospectus the shares contained in each unit, including the issued common stock and the common stock underlying the warrants. The selling shareholders named in this prospectus are offering all of the shares of common stock being registered by this prospectus. eRXSYS, Inc. will not receive any proceeds from the sale of the shares, although we will receive proceeds from the exercise of the stock warrants. eRXSYS, Inc has not made any arrangements for the sale of these securities.

Our common stock is presently quoted on the over-the-counter bulletin board (the “OTCBB”) administered by the National Association of Securities Dealers (“NASD”), so the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders. On December 10, 2004 the last sale price of our common stock as reported by the OTCBB was $0.28 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 6-10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: December 14, 2004

Table of Contents

Page
Part I. Information Required in Prospectus
Summary Information	4
Risk Factors	6
If we do not obtain additional financing, our business will fail	6
Because we have a short operating history and a new business model, it is difficult to evaluate our future prospects and this increases the risk of your investment.	6
Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.	6
If we are unable to generate significant revenues from our operations, our business will fail.	7
Because our auditor has raised substantial doubt about our ability to continue as a going concern, our business has a high risk of failure.	7
Since we are subject to onerous government regulations affecting our operations, our business could be adversely affected.	7
If we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively and execute our business plan.	8
We will not be able to compete effectively if we are unable to attract, hire and retain qualified pharmacists.	8
If we are unable to successfully manage growth, our business and operating results could be harmed.	8
If competition increases, our ability to attract and retain customers or expand our business could be impaired.	8
If we have difficulty adapting our service to accommodate any concerns of physicians and technological advances, our business could be harmed.	9
Because we are dependent on third-parties to provide technological support and e-scripting technology, our business could be harmed if third-parties fail to provide technology that we utilize in our operations and/or technological support.	9
If physicians do not embrace the e-scripting technology as an effective means of prescribing medication for their patients, we will not be able to service these physicians’ patients and this will negatively impact business.	9
Because we are dependent on one drug vendor to supply 94% of our inventory, there is an increased risk that our business could be harmed if our relationship with this vendor is terminated.	10
If we fail to obtain the mandatory approval to participate in California’s Medicaid program, our pharmacy locations in California will be unable to supply medication to potential customers who rely on health coverage through Medicaid resulting in a material adverse financial impact on our financial results.	10
If some third party payors continue to restrict our ability to participate as suppliers of medication to participants in their health coverage plans, we may experience loss of business resulting in a material adverse financial impact on our financial results.	10
Because we are dependent on third-party payors, our business is volatile and there is an increased risk of loss of your investment.	11

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If we fail to maintain an effective system of internal control, we may not be able to accurately report our financial results or prevent fraud resulting in current and potential stockholders losing confidence in our financial reporting.	11
If the selling shareholders sell a substantial number of shares all at once or in large blocks, the market price of our shares would most likely decline.	11
Our quarterly financial results are subject to significant fluctuation, and if our future results are below the expectations of investors, the price of our common stock would likely decline.	12
Because our common stock is quoted on the over-the-counter bulletin board administered by the NASD and is subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.	12
Use of Proceeds	13
Determination of Offering Price	13
Selling Security Holders	14
Plan of Distribution	18
Legal Proceedings	19
Directors, Executive Officers, Promoters and Control Persons	20
Security Ownership of Certain Beneficial Owners and Management	23
Description of Securities	24
Interest of Named Experts and Counsel	25
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	26
Organization Within Last Five Years	26
Description of Business	26
Plan of Operation	36
Description of Property	44
Certain Relationships and Related Transactions	44
Market for Common Equity and Related Stockholder Matters	45
Executive Compensation	48
Consolidated Financial Statements	50
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	51

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the delivery of this prospectus or of any sale of common stock.

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Summary Information

eRXSYS, Inc.

We were organized as a Nevada corporation on October 22, 1999 under the name Surforama.com, Inc. (“Surforama”). From October 1999 to August 2002, we were in the business of developing and marketing on-line advertising for service providers, corporations and individuals. After this time, we reorganized our operations. We are now engaged in the business of operating pharmacies that specialize in the dispensing of highly regulated pain medication by utilizing technology that allows physicians to transmit prescriptions from a wireless hand-held device or desktop computer directly to our dedicated pharmacies, thus eliminating or reducing the need for paper prescription. Because our focus is on physicians whose practice necessitates that they frequently prescribe medication to manage their patients’ chronic pain, we typically will not keep in inventory non-prescription drugs, or health and beauty related products such as walking canes, bandages and shampoo. We derive our revenue from the sale of prescription drugs.

The majority of our business is derived from member physicians who transmit prescriptions directly to our store electronically. We have limited “walk-in” prescriptions from non-member physicians.

In April 2003, we entered into a joint venture with TPG Partners, L.L.C. (“TPG”) to form Safescript Pharmacies of California, L.L.C. (“Joint Venture”). This Joint Venture was formed to establish and operate pharmacies. We own 51% of the Joint Venture with TPG owning the remaining 49% (minority owner). In June 2003, the Joint Venture formed a wholly owned subsidiary, Safescript of California, Inc. (“Safescript”), to own and operate the pharmacies. Effective September 8, 2004, Safescript filed amended articles of incorporation and changed its name to Assured Pharmacies, Inc. (“API”).

In October 2003, we changed our name to eRXSYS, Inc.

In February 2004, we entered into an agreement with TAPG, L.L.C. ("TAPG"), a Louisiana limited liability company, and formed Safescript Northwest, Inc. ("Safescript Northwest"), a Louisiana corporation. Effective August 19, 2004, Safescript Northwest filed amended articles of incorporation and changed its name to Assured Pharmacies Northwest, Inc. ("APN") We own 75% of APN, while TAPG owns the remaining 25%. In accordance with our shareholders agreement with TAPG, TAPG will provide start-up costs in the amount of $335,000 per pharmacy location established up to five (5) pharmacies, and eRXSYS will contribute technology, consulting services, and marketing expertise.

Our principal office is located at 18662 MacArthur Blvd., Suite #200-15, Irvine, California, 92612.

We currently have four operating pharmacies and their locations are as follows:
  2431 N. Tustin Ave., Unit L, Santa Ana, California, 92705,
  7000 Indiana, Ave., Suite 112, Riverside, California, 92506,
  12071 124th Avenue NE, Kirkland, Washington, and
  3822 S.E. Powell Blvd, Portland, Oregon.

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The Offering

Securities Being Offered                                                            Up to 11,087,625 shares of our common stock of which 7,391,750 are currently issued and outstanding and 3,695,875 represent common shares underlying warrants we have issued.

Offering Price and Alternative Plan                                            All shares being offered are being sold by existing shareholders without our involvement, so the
 of Distribution                                                                          actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering           None

Securities Issued and to be Issued                                             44,777,899 shares of our common stock are issued and outstanding as of December 14, 2004.
                                                                                                All of the common stock to be sold under this prospectus will be sold by existing shareholders.
                                                                                                Our issued and outstanding shares will increase if warrants issued to the selling shareholders are exercised into common stock. If all of the warrants issued to the selling shareholders are exercised into common stock, we will have 48,473,774 shares of common stock issued and outstanding.

Use of Proceeds                                                                       We will not receive any proceeds from the sale of the common stock by the selling shareholders

Summary Financial Information

Balance Sheet Data	Fiscal Year Ended Nine Months Ended November 30, 2003 (audited) September 30, 2004 (unaudited)
Cash Total Assets Liabilities Total Stockholder’s Equity (Deficit)	$ 933,170 $ 854,388 4,065,447 1,925,056 2,131,351 1,941,125 1,934,096 (705,411)
Statements of Operations
Revenue Net Loss for Reporting Period	$ 1,038 $ 703,167 $ 1,458,995 $ 6,591,671

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Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. You should also review our 2003 Annual Report filed with the SEC on Form 10-KSB/A on March 23, 2004, and our subsequent reports on Forms 10-QSB and 8-K. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business, financial condition, and operating results. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Due to any of these risks, you may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

As of September 30, 2004, we had cash of $854,388. Our management anticipates that our current cash on hand is sufficient for us to operate our four existing pharmacies at the current level until December 31, 2004. Our business plan calls for ongoing expenses in connection with evaluating the technology we utilize, maintaining our existing technologies, establishing additional pharmacies, and developing a strong corporate infrastructure to manage our growth and expansion. In order to continue to pursue our business plan to establish and operate additional pharmacies, we will require additional funding. If we are not able to secure additional funding, the implementation of our business plan will be delayed and our ability to expand and develop additional pharmacies will be impaired. We intend to secure additional funding through increased sales generated by our operations and debt and/or equity financing arrangements. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Because we have a short operating history and a new business model, it is difficult to evaluate our future prospects and this increases the risk of your investment.

We were incorporated in October 1999. Our Internet web site was also developed in 1999 and never made a profit. We abandoned our prior business model and acquired a new business opportunity. This new business model has not been proven successful or been tested by any other company in any respect. Accordingly, you have a limited opportunity to evaluate our business and future prospects because we have a limited operating history under our current business model. An investor should consider the risks, expenses and uncertainties of a company like ours that has only recently commenced business operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.

As we pursue our business plan, we are incurring increasing expenses and expect to do so for the foreseeable future. We incurred an operating loss in the amount of $1,414,008 for the year ended November 30, 2003 and an operating loss in the amount of $6,956,742 for the nine month period ended September 30, 2004. Each store is not projected to be cash flow positive until the ninth month of operation. As a result, we anticipate that we will incur increased operating expenses

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while obtaining only limited increases in revenues from sales. Therefore, we expect to incur significant losses into the foreseeable future and until such time that each pharmacy opened is cash flow positive. There can be no assurance that each pharmacy opened will achieve profitable operations.

If we are unable to generate significant revenues from our operations, our business will fail.

As we pursue our business plan, we are incurring significant expenses. The success and viability of our business is contingent upon generating significant revenues from our operations. If we are unable to generate significant revenues from our existing business or from any new business opportunities we may pursue, we will not be able to achieve profitability or continue operations. In such circumstance, you may lose all of your investment.

Because our auditor has raised substantial doubt about our ability to continue as a going concern, our business has a high risk of failure.

As noted in our financial statements, we have only recently commenced operations. The audit report of Squar, Milner, Reehl & Williamson, LLP raised substantial doubt as to our continuance as a going concern. To date, we have abandoned our prior business model and implemented a new business plan to operate pharmacies that specialize in dispensing highly regulated pain medication while incorporating technology that allows physicians to transmit prescriptions from a personal data assistant (“PDA”) and/or desktop computer directly to our dedicated pharmacies. The success of our business operations depends upon our ability to obtain further financing to complete the successful development of our business plan and to attain profitable operations. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to successfully complete the development of our business plan and attain sustainable profitable operations, then our business will fail.

Since we are subject to onerous government regulations affecting our operations, our business could be adversely affected.

The operation of pharmacies is highly regulated and there are extensive federal and state government regulations affecting companies that dispense pharmaceutical products. Each pharmacy location must be licensed by the state government. The licensing requirements vary from state to state. An additional registration certificate must be granted by the Drug Enforcement Agency, and, in some states, a separate controlled substance license must be obtained to dispense Class 2 drugs. In addition, pharmacies selling Class 2 drugs are required to maintain extensive records and often report information to state agencies. The operation of our business is contingent upon compliance with governmental regulations. In the event that a state should revoke a current pharmacy’s license or deny any potential store licenses, our future revenue could be materially impacted in a negative manner. Lastly, new government regulations cannot be predicted and our business could be adversely affected if compliance with new government regulation becomes extremely onerous.

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If we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively and execute our business plan.

We depend on the services of our senior management. In particular, our success depends on the continued efforts of our Chief Executive Officer, David Parker, and President, A.J. LaSota. The loss of the services of Mr. Parker or Mr. LaSota could have an adverse effect on our business, financial condition and results of operations. As we expand, our success is largely dependent on our ability to hire and retain highly qualified managerial, sales and technical personnel. These managerial, technical and sales personnel are generally in high demand and we may not be able to attract the staff we need at a cost that is within our operating budget. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by other businesses. If we do not succeed in attracting excellent personnel or retaining or motivating existing personnel, we may be unable to grow effectively and implement our business plan.

We will not be able to compete effectively if we are unable to attract, hire and retain qualified pharmacists.

There is a nationwide shortage of qualified pharmacists. We may have difficulty attracting, hiring and retaining qualified pharmacists. If we are unable to attract, hire and retain enough qualified pharmacists, our operations could be adversely affected.

If we are unable to successfully manage growth, our business and operating results could be harmed.

Our development to date has required and is expected to continue to require, the full utilization of our personnel, financial and other resources. If we do not effectively manage our growth, the quality of our service could suffer, which could negatively affect our operating results. Our ability to manage growth effectively will depend on our ability to effectively allocate our financial and other resources. There can be no assurance that we will be able to manage growth effectively, and the failure to do so may have a materially adverse effect on our results of operation.

If competition increases, our ability to attract and retain customers or expand our business could be impaired.

We face intense competition with local, regional and national companies, including other drugstore chains, independently owned drugstores, supermarkets, mass merchandisers, discount stores, dollar stores, mail order pharmacies and drug importation. A substantial amount of these retail pharmacies use proprietary and/or commercialized paperless prescription technology in their pharmacy operations. Many of these retail pharmacies rely substantially on the sale of non-prescription drugs or health and beauty related products to generate revenue. Currently, Safescript Pharmacies, Inc. is the only company that our management is aware of that operates pharmacies in the United States that exclusively dispense pharmaceutical products to patients who require medication for chronic pain management and also provide technological support to physicians to enable them to e-prescribe medication for their patients to the pharmacy. It is possible that significant competition may emerge or chain retail pharmacies will revise their business model and focus on dispensing pharmaceutical products to patients who require medication for chronic pain management. If

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competitors emerge and offer competing products and services that achieve greater market acceptance, our business, financial condition, and results of operations could be negatively impacted. We may not be able to effectively compete against them because our existing or potential competitors may have financial and other resources that are superior to ours. We cannot assure you that we will be able to continue to complete effectively in our market or increase our sales volume in response to further increased competition. In addition, we may be at a competitive disadvantage because we are more highly leveraged than our competitors.

If we have difficulty adapting our service to accommodate any concerns of physicians and technological advances, our business could be harmed.

To be successful, the technology that we provide to physicians has to perform well and the service we provide at the pharmacy has to be efficient. Our business plan calls for us to continually assess the technology we utilize and improve our efficiency. We must continuously evaluate and implement the most user-friendly technology. Feedback that we receive from physicians may require that we add new features and functionality to the technology we utilize. Our inability to adequately address any functionality concerns of physicians could have adverse consequences such as a loss of business. If we are unable to provide technology that is user-friendly, we could experience a loss of business.

Because we are dependent on third-parties to provide technological support and e-scripting technology, our business could be harmed if third-parties fail to provide technology that we utilize in our operations and/or technological support.

We are dependent upon Network Technology, Inc. (“RxNT”) to provide technological support and e-scripting technology for our operations. Any failure in the technology or lack of financial resources to properly operate and deliver the technology would temporarily interrupt our ability to service our customers. In the event that RxNT failed for any reason to provide us with technological support, our customers would experience a lack of service until such time when we were able to secure an agreement with another company to provide technological support. Any failure of the technology we utilize or interruption in service could negatively impact our relationship with physicians resulting in a loss of business and failed operations.

If physicians do not embrace the e-scripting technology as an effective means of prescribing medication for their patients, we will not be able to service these physicians’ patients and this will negatively impact business.

The ability to electronically transmit prescriptions to pharmacies is relatively new. Our success will in part depend upon physicians embracing the ability to electronically submit prescriptions to pharmacies when the customary procedure has been writing prescriptions by hand. It is difficult to predict with any assurance how many physicians will be hesitant to embrace this new technology because it is a departure from prior practice. Those physicians that are reluctant to embrace this new technology are more likely to avoid or discontinue our services after an initial trial. The inability of physicians to adapt and embrace new technology could negatively impact our business.

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Because we are dependent on one drug vendor to supply 94% of our inventory, there is an increased risk that our business could be harmed if our relationship with this vendor is terminated.

We currently purchase 94% of our inventory of prescription drugs from one wholesale drug vendor. If there were to be a dispute with either drug vendor, our ability to supply our pharmacies with adequate inventory could be impaired. In the event that we are unable to maintain adequate inventory in any of our pharmacies, we could experience an interruption in our ability to service customers. Although management believes we could obtain our inventory though another distributor at competitive prices and upon competitive payment terms if our relationships with the wholesale drug vendor were terminated, there can be no assurance that the termination of such a relationship would not adversely affect us.

If we fail to obtain the mandatory approval to participate in California’s Medicaid program, our pharmacy locations in California will be unable to supply medication to potential customers who rely on health coverage through Medicaid resulting in a material adverse financial impact on our financial results.

Our two pharmacy locations in California are currently unable to participate in California’s Medicaid program, known as Medi-Cal. In order to participate in Medicaid programs, each pharmacy must enroll as a participating supplier. The application process required to enroll as a participating supplier in Medi-Cal is onerous. We are currently involved in the application process. During the application process, our two pharmacies in California are unable to fill prescriptions for customers who obtain health coverage through Medi-Cal because our pharmacies are not sanctioned as a participating supplier. The failure to obtain the mandatory approval to participate in California’s Medicaid program could have a material adverse financial impact on our financial results.

If some third party payors continue to restrict our ability to participate as suppliers of medication to participants in their health coverage plans, we may experience of loss of business resulting in a material adverse financial impact on our financial results.

In Orange County, California, the Medicaid program is administered and all benefits are processed by CalOptima. All applications to participate in the Medicaid programs for pharmacies located in Orange County are processed by CalOptima. Currently, CalOptima has placed a moratorium on additional pharmacies enrolling as a supplier in Orange County. As a result, our location in Santa Ana, California is unable to participate as a supplier to potential customers who rely on health coverage through Medicaid. In addition, some third party payors such as Health Net in California have also placed a moratorium on additional pharmacies which they will sanction as a supplier of medication to participants enrolled in the health benefit plans that they administer. The failure of government plans and other third party payors to approve additional pharmacies as suppliers of medication to participants enrolled in their health benefit plans could have a material adverse financial impact on us, and our operations.

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Because we are dependent on third-party payors, our business is volatile and there is an increased risk of loss of your investment.

Nearly all of our pharmacy sales are to customers whose medications were covered by health benefit plans and other third party payors. Health benefit plans include insurance companies, governmental health programs, workers’ compensation, self-funded ERISA plans, health maintenance organizations, health indemnity insurance, and other similar plans. In general, a health benefit plan agrees to pay for all or a portion of a customer's eligible prescription purchases. Any significant loss of third-party payor business for any reason could have a material adverse effect on our business and results of operations. These third-party payors could unilaterally change how they reimburse us, without our prior approval, for the prescription drugs that we provide to their members. The passing in December 2003 of the Medicare Prescription Drug, Improvement and Modernization Act will grant a prescription drug benefit to participants. As a result of this benefit, we may be reimbursed for some prescription drugs at prices lower than our current reimbursement levels. There have been a number of recent proposals and enactments by various states to reduce Medicaid reimbursement levels in response to budget problems, some of which propose to reduce reimbursement levels in the applicable states significantly, and we expect other similar proposals in the future. If third-party payors reduce their reimbursement levels or if Medicare or state Medicaid programs cover prescription drugs at lower reimbursement levels, our margins on these sales would be reduced, and the profitability of our business and our results of operations, financial condition or cash flows could be adversely affected. Additionally, there are no guarantees that health benefit plans will contract with our pharmacies.

If we fail to maintain an effective system of internal control, we may not be able to accurately report our financial results or prevent fraud resulting in current and potential stockholders losing confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financials reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

If the selling shareholders sell a substantial number of shares all at once or in large blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 11,087,625 shares of our common stock through this prospectus. Our common stock is presently quoted on the NASD OTCBB and any sale of shares at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The shares of common stock being registered by this prospectus represent approximately 25% of the common shares outstanding as of the date of this prospectus. We cannot predict the effect, if any, that future sales of shares of our common stock into the market, including

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those acquirable by the possible conversion of warrants into common shares, will have on the market price of our common stock. Sales of substantial amounts of common stock, including shares issued upon the exercise of warrants and stock options into common stock, or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

Our quarterly financial results are subject to significant fluctuation, and if our future results are below the expectations of investors, the price of our common stock would likely decline.

Our operating results have in the past and could in the future vary significantly from quarter to quarter. Our quarterly operating results are likely to be particularly effected by the number of physicians that utilize our e-scripting technology to prescribe medication for their patients and the volume of medication that they prescribe. Other factors that could affect our quarterly operating results include:
  our ability to attract new customers and retain our current customers;
  the emergence of competition;
  the amount and timing of operating expenses and capital expenditures relating to the business.
Due to these and other factors we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicators of our future performance. In addition, we may be unable to accurately forecast our operating results because of our short operating history.

Because our common stock is quoted on the over-the-counter bulletin board administered by the NASD and is subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on the over-the-counter bulletin board administered by the NASD). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

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Forward-Looking Statements

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events. These statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our beliefs and assumptions, using information currently available to us. These forward-looking statements are subject to risks, uncertainties and assumptions, including but not limited to, risks, uncertainties and assumptions discussed in this prospectus. Factors that can cause or contribute to these differences include those described under the headings “Risk Factors” and “Plan of Operation.”

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual result may vary materially from what we projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the factors identified in this prospectus that would cause actual results to differ before making an investment decision.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

All shares being offered will be sold by existing shareholders without our involvement, consequently the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

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Selling Security Holders

The selling shareholders named in this prospectus are offering all of the shares of common stock being registered by this prospectus. The shares include the following:
  7,391,750 common shares and the right to purchase 3,695,875 common shares that are underlying each warrant that the selling shareholders acquired from us when they purchased units in an offering that was exempt from registration under Rule 506 of Regulation D of the Securities Act. This exempt offering was completed on June 17, 2004. Each purchaser represented his or her intention to acquire the securities for investment intent only and not with a view toward distribution. Each purchaser represented and warranted that they were an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any public solicitation or general advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.
The following table provides information regarding the beneficial ownership of our common stock by each of the selling shareholders as of December 14, 2004, including:

1. the number of shares owned by each prior to this offering;
2. the number of shares to be received upon the exercise of warrants;
3. the total number of shares that are to be offered by each;
4. the total number of shares that will be owned by each upon completion of the offering;
5. the percentage owned by each upon completion of the offering; and
6. the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 44,777,899 shares of common stock outstanding on December 14, 2004.

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Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Shares To Be Received Upon The Exercise of Warrants	Total Number Of Shares To Be Offered For Selling Shareholder Account	Total Shares To Be Owned Upon Completion of This Offering	Percent Owned Upon Completion Of This Offering
Toby Batansky 815 Primrose Lane Wynnewood, PA 19096	60,000	30,000	90,000	0	0%
James W. Bloor 16635 168th Place NE Woodinville, WA 98072	25,000	12,500	37,500	0	0%
Blue & Gold Enterprises LLC 10550 Fonterelle Way Los Angeles, CA 90077	400,000	200,000	600,000	0	0%
Howard Carlin 13158 Diamond Mill Drive Heindon, VA 20171	50,000	25,000	75,000	0	0%
Mark Ciboroski 28 Monadnock Drive Westford, MA 01886	250,000	125,000	375,000	0	0%
Clear View Investment Fund, LP Three Radnor Corp Center Radnor, PA 19087	200,000	100,000	300,000	0	0%
Jeff Conroy 150 Marion Point Belews Creeks, NC 27009	30,000	15,000	45,000	0	0%
William Davis 214 Megan Lane Slidell, LA 70458	90,250	45,125	135,375	0	0%
Donald Delach & Joan Delach JTTEN 2315 Chumly Court Rocklin, CA 95765	320,000	160,000	480,000	0	0%
Elaine Roberts Investment Trust 3234 Atlantic Avenue Allenwood, NJ 08720	187,500	93,750	281,250	0	0%
Richard A. Faieta 7304 Market Street Greensboro, NC 27409	75,000	37,500	112,500	0	0%
FEQ GAS LLC 2400 Fountainview Houston, TX	500,000	250,000	750,000	0	0%
Bernard M. Frank 30 Glenview Drive South Orange, NJ 07079	60,000	30,000	90,000	0	0%

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Michael J. Garnick 1590 Stockton Road Meadowbrook Drive, PA 19046	500,000	250,000	750,000	0	0%
Bruce Martin Ginsburg 309 Myrtle Lane Narbeth, PA 19072	100,000	50,000	150,000	0	0%
Larry Goodwin 6022 East 76th Court Tulsa, OK 74136	100,000	50,000	150,000	0	0%
Elton Ray Howard P.O. Box 2498 Onalaska, TX 77360	30,000	15,000	45,000	0	0%
JMK Investment Partners LP 2030 Franklin Street, Suite 210 Piedmont, CA 94611	750,000	375,000	1,125,000	0	0%
Bill Jurika TTEE UAD 031789 FBO Jurika Family Trust 42 Glen Alpine Road Piedmont, CA 94611	750,000	375,000	1,125,000	0	0%
Robert T. Lempert 23 Briarwood Drive Voorhees, NJ 08043	50,000	25,000	75,000	0	0%
Mosaic Partners Fund P.O. Box 705 GT Butterfield House 68 Fort Street Grand Cayman, Cayman Island	125,000	62,500	187,500	0	0%
Periscope Partners, LP 1600 Flat Rock Road Penn Valley, PA 19072	875,000	437,500	1,312,500	0	0%
Daniel Plenzo 187 Heyers Mill Road Colts Neck, NJ 07722	375,000	187,500	562,500	0	0%
James Ricciardi 5 Hilltop Circle Mendham, NJ 07945	200,000	100,000	300,000	0	0%
Steven B. Rosner C/F Lauren P. Rosner UTMA PA 1220 Mirabeau Lane Gladwyne, PA 19035	25,000	12,500	37,500	0	0%
David A. Rosner 1220 Mirabeau Lane Gladwyne, PA 19035	25,000	12,500	37,500	0	0%
Steven Rosner 1220 Mirabeau Lane Gladwyne, PA 19035	625,000	312,500	937,500	0	0%

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Jose E. Serra & Cecilla P. Serra JTTEN 4732 SW Branch Terrace Palm City, FL 34990	50,000	25,000	75,000	0	0%
Ronald E. Showalter & Mary Alice Showalter JTTEN 3904 Erbbe NE Albuquerque, NM 87111	25,000	12,500	37,500	0	0%
Harvey Sternberg 765 John Barry Drive Bryn Mahr, PA 19010	100,000	50,000	150,000	0	0%
Jeff Tillery 704 Helane Lane Longview, TX 75605	25,000	12,500	37,500	0	0%
Danny Tomac 1528 East 35 ON Bluffton, IN 46714	125,000	62,500	187,500	0	0%
Roy E. Tull 1802 Tamarron Parkway Smryna, GA 30080	30,000	15,000	45,000	0	0%
Jerry Turnwald 25146 RD P Fort Jennings, OH 45844	25,000	12,500	37,500	0	0%
Veng K Ung 5608 New Castle Drive Richardson, TX 75082	100,000	50,000	150,000	0	0%
Jose Valdez 4726 Shadowglen Drive Colorado Springs, CO 80918	25,000	12,500	37,500	0	0%
Wes Weston 231 Horizon Ridge Parkway, #2133 Henderson, NV 89012	34,000	17,000	51,000	0	0%
Owen M. Yoder 10496 West 1100 North Nappanee, IN 46550	75,000	37,500	112,500	0	0%
Totals	7,391,750	3,695,875	11,087,625	0	0%

None of the selling shareholders:
  has had a material relationship with us other than as a shareholder at any time within the past three years; or
  has been one of our officers or directors.

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Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1.   on such public markets or exchanges as the common stock may from time to time be trading;
     2.   in privately negotiated transactions;
     3.   through the writing of options on the common stock;
     4.   in short sales,
     5.   in any combination of these methods of distribution; or
     6.   any other method permitted by applicable law.

Our common stock is quoted on the over-the-counter bulletin board administered by the NASD, so the offering price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders. The sales price to the public may be:

     1.   the market price of our common stock prevailing at the time of sale;
     2.   a price related to such prevailing market price of our common stock, or;
     3.   such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In general, under Rule 144 of the Securities Act as currently in effect, a person who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of the following:
  one percent of the number of shares of common stock then outstanding, or the average weekly trading volume of the common stock during the four calendar weeks preceding the sale. However, pursuant to the rules and regulations promulgated under the Securities Act, the OTC Bulleting Board, where our common stock is quoted, is not an “automated quotation system” referred to in Rule 144(e). As a consequence, this market-based volume limitation allowed for securities listed on an exchange or quoted on Nasdaq is unavailable for our common stock.
Sales under Rule 144 are also subject to requirements with respect to manner-of-sales requirements, notice requirements and the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell his or her shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144.

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The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered being registered hereby will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1.   not engage in any stabilization activities in connection with our common stock;
     2.   furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
     3.   not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange
           Act.
Legal Proceedings

Our agent for service of process in Nevada is Cane & Associates, LLP, 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120.

From time to time, we may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business.

Providing pharmacy services entails an inherent risk of medical and professional malpractice liability. We may be named as a defendant in such lawsuits and thus become subject to the attendant risk of substantial damage awards. We believe that we have adequate professional and medical malpractice liability insurance coverage. There can be no assurance, however, that we will not be sued, that any such lawsuit will not exceed our insurance coverage, or that we will be able to maintain such coverage at acceptable costs and on favorable terms.

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Safescript Pharmacies, Inc. (formerly known as RTIN, Inc.) failed to provide us with essential services as set forth in the license agreement that they entered into and this has forced us to terminate our use of all technology granted under the license agreement entered into with Safescript Pharmacies, Inc. On March 17, 2004, we filed a lawsuit in Nevada State Court against Safescript Pharmacies, Inc. seeking damages, declaratory relief, to rescind the License and to recover the consideration paid therefor. On March 19, 2004, Safescript Pharmacies, Inc. filed for Chapter 11 bankruptcy protection. The litigation in Nevada State Court has been stayed by reason of Safescript Pharmacies, Inc.’s filing for bankruptcy. We refiled substantially the same claim as an adversary proceeding in Safescript Pharmacies, Inc.’s bankruptcy case, now pending in the U.S. Bankruptcy court in Tyler, Texas.

On April 14, 2004, a former employee filed a lawsuit against us in Orange County California Superior Court. The former employee is seeking additional compensation and stock issuances. This lawsuit is in the early stages and its outcome is not reasonably predictable. A trial date of March 7, 2005 has been set. We believe the lawsuit is without merit and we are aggressively defending this case.

Other than as disclosed herein, we are not currently involved in any litigation which we believe could have a material adverse effect on the Company’s financial position or results of operations.

Directors, Executive Officers, Promoters And Control Persons

The following information sets forth the names of our directors and executive officers, their ages and their present positions with the Company as of December 14, 2004. The directors serve for a term of one year or until the next annual meeting of the shareholders. Each officer serves at the discretion of the Board of Directors.

Name	Age	Office(s) Held
David B. Parker	49	Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer
A.J. LaSota	61	President and Director
Michael Doan	32	Secretary and Treasurer
James Manfredonia	43	Director
Richard Falcone	51	Director
Dr. Geoffrey S. Carroll	48	Director
Annette M. McEvoy	54	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

David B. Parker. Mr. Parker has served as Chief Executive Officer of eRXSYS, Inc. since April 2003. From April 2003 to July 2003, Mr. Parker also served as President our company. Mr. Parker founded RxSystems, Inc. in March 2002 and served as its Chairman and Chief Executive Officer until its dissolution in 2003. From December 2001 to June 2002, Mr. Parker served as a business consultant. Mr. Parker has more than 20 years of experience in the financial, merchant banking,

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and financial public relations industries. Mr. Parker served as Vice President of Retail Sales for Prudential Securities from November 1989 to December 1991. Mr. Parker launched and operated his own independent consulting practice from January 1991 until December 2001. From August 1983 to February 1988, Mr. Parker was employed at Merrill Lynch Pierce Fenner & Smith, where he rose to the position of executive Vice President. Mr. Parker graduated from Texas Christian University in 1981.

A.J. LaSota. Mr. LaSota was appointed to the Board of Directors and as President of eRXSYS, Inc. in July 2003. From September 1995 to January 2003, Mr. LaSota served as the Vice-President and General Manager of the Metrex Division of Syborn Dental Specialties which is located in Orange, California and traded on the New York Stock Exchange. From 1993 to 1995, Mr. LaSota served a Vice President of Sales and Marketing for Metrex Research Corporation located in Parker, Colorado. In 1990, Mr. LaSota was President and Co-Founder of Endolap, Inc., a business which specializes in selling endoscopy surgical product to hospital operating rooms and outpatient surgery centers in the United States. Since its inception to September 2000, Mr. LaSota served as the Chairman of the Board of Directors of Endolap, Inc. From 1976 to 1990, Mr. LaSota founded and operated A.J. LaSota, Inc., a business which focused on selling specialty surgical products to hospitals and surgery clinics. Mr. LaSota worked in sales for Johnson & Johnson, Inc. from 1967 to 1976. Mr. LaSota graduated from University of Florida, Gainesville in 1965.

Michael Doan. Mr. Doan was appointed Secretary and Treasurer of eRXSYS, Inc. in January 2004 and also serves as Corporate Controller. Prior to joining eRXSYS, Mr. Doan was the Assistant Controller in the Tax Compliance division of CCH, INC., a tax and accounting software development company from December 2000 to December 2003, located in Torrance, California. From November 1996 to June 2000 Mr. Doan was employed at various public accounting firms located in Orange County, California. While at the C.P.A. firms, Mr. Doan served as senior auditor for both public and private companies in a wide variety of industries. Mr. Doan is a certified public accountant in the State of California. Mr. Doan was conferred a B.A. of Business Administration with a concentration in accounting from California State University, Fullerton in 1996.

James Manfredonia. Mr. Manfredonia was appointed to the board of directors of eRXSYS, Inc. in June 2004. Since 2002, Mr. Manfredonia has served as manager of listed equity trading and New York Stock Exchange operations at Bear Stearns. Mr. Manfredonia currently serves as the Chairman of the New York Stock Exchange Upstairs Traders Advisory Committee and as a member of the Market Performance Committee of the New York Stock Exchange. Prior to joining Bear Stearns, Mr. Manfredonia work for ten years at Merrill Lynch where he managed the listed trading desk with additional responsibilities for NASDAQ, portfolio trading, sales trading, and NYSE staff. Mr. Manfredonia was the founding general partner of Blair Manfredonia Limited Partners, a hedge fund/broker-dealer. Mr. Manfredonia has also worked at Lehman Brothers, Salomon Brothers, and Drexel Burnham.

Richard Falcone. Mr. Falcone was appointed to the board of directors of eRXSYS, Inc. in July 2004. Since 2001, Mr. Falcone has served as Chief Financial Officer of The A Consulting Team, Inc., an IT service company. Mr. Falcone has served as Chief Financial Officer of Netgrocer.com. In 1990, Mr. Falcone joined Bed Bath & Beyond, Inc. as its Chief Financial Officer. In 1983, Mr. Falcone joined Tiffany & Co. and served as Manager of Audit, Director of Financial Control, and

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Director of International Finance and Operations. Mr. Falcone has also worked at PriceWaterhouseCoopers & Co., an international public accounting firm.

Dr. Geoffrey S. Carroll. Dr. Carroll was appointed to the board of directors of eRXSYS, Inc. in October 2004. Dr. Carroll served as CEO and President of LCCI International, a supplier of integrated end-to-end infrastructure services to wireless telecommunications consumers from 1997 to 1998. From 1989 to 1996, Dr. Carroll was employed by Electronic Data Systems, holding the positions of member of the board of directors and Group Executive for Europe. Dr. Carroll also served as CEO of Origin B.V., the information technology services subsidiary of Philips N.V. from 1996 to 1997.

Annette M. McEvoy. Ms. McEvoy was appointed to the board of directors of eRXSYS, Inc. in October 2004. Since September 2003, Ms. McEvoy has served as President of A. McEvoy & Associates, a consumer product consulting firm. In 1993, Ms. McEvoy joined Gryphon Development (Limited Brands, Inc.) and served as the General Manager of Development of Body & Bath Works until September 2003. From June 2001 to September 2003, Ms. McEvoy also served as Executive Vice President of Brand and Category planning. From 1992 to 1993, Ms. McEvoy joined Revlon, Inc. as served as Senior Vice President of International Marketing and later Senior Vice President of Marketing Beauty Care.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws. On October 1, 2004, we held our annual shareholder meeting and Messrs. Parker, LaSota, Manfredonia, and Falcone were elected to serve as directors until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws.

Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by

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a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 14, 2004, the beneficial ownership of the Company’s common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the Company’s common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 44,777,899 shares of common stock issued and outstanding on December 14, 2004.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class*
Current Executive Officers & Directors (2) :
Common	David B. Parker 18662 MacArthur Blvd., Suite #200-15 Irvine, California 92612	9,730,798 shares	21.7%
Common	A.J. LaSota 18662 MacArthur Blvd., Suite #200-15 Irvine, California 92612	1,994,861 shares (3)	4.5%
Common	James Manfredonia 18662 MacArthur Blvd., Suite #200-15 Irvine, California 92612	14,585 shares	< 0.1%
Common	Richard Falcone 18662 MacArthur Blvd., Suite #200-15 Irvine, California 92612	10,418 shares	< 0.1%
Total of All Directors and Officers:		11,750,662 shares	26.2%
More Than 5% Beneficial Owners:
Common	Safescript Pharmacies, Inc. (f/k/a RTIN Holdings, Inc.) 911 West Loop 281, Suite 400 Longview, Texas 75604	4,444,444 shares (4)	9.9%

(1)   As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date,

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       to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2)   As of December 14, 2004, Mr. Doan, Dr. Carroll, and Ms. McEvoy held no beneficial ownership in the Company’s common shares.

(3)    Includes 100,000 shares of the Company’s common stock held jointly with Mr. LaSota’s spouse.

       (4)     We filed a lawsuit in Nevada State Court against the Safescript Pharmacies, Inc. seeking damages, declaratory relief, to rescind the License and to recover the consideration paid therefor including 4,444,444 shares of our common stock. On March 19, 2004, Safescript Pharmacies, Inc. filed for
             Chapter 11 bankruptcy protection. We refiled substantially the same claim as an adversary proceeding in Safescript Pharmacies, Inc.’s bankruptcy case, now pending in the U.S. Bankruptcy court in Tyler, Texas.

Description of Securities

Common Stock

We have authorized 70,000,000 shares of our common stock with a par value of $0.001 per share, of which 44,777,899 shares were outstanding as of December 14, 2004.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock held in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statute, the Articles of Incorporation, or the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of 33 1/3 percent of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have authorized 5,000,000 shares of our preferred stock with a par value of $0.001 per share, of which no shares were outstanding as of December 14, 2004.

Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the preferred stock shall be prescribed by resolution of the board of directors pursuant to Section 3 of Article III of the Articles of Incorporation.

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Warrants

We are registering the common stock underlying warrants that are a component of the units offered in an offering that was exempt from registration under Rule 506 of Regulation D of the Securities Act. The holder(s) of these warrants have the option to convert the warrant into our common stock on a one-to-one basis for a 24-month period commencing June 17, 2004. The exercise price for the warrant is $0.60 per share. If the average closing price for our common stock on the OTCBB for thirty consecutive trading days following the effectiveness of this registration statement is equal to or greater than $1.20, we shall have unlimited discretion to call the warrants at their exercise price of $0.60 for a period of fifteen business days following such occurrence.

Holders of these warrants have no voting rights unless and until the warrants are converted into common stock. As a result of owning these warrants, warrant holders have no right to participate in any shareholder decisions.

Nevada Anti-Takeover Laws

Nevada Revised Statutes Sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our Company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Associates, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Squar, Milner, Reehl & Williamson, LLP, Independent Registered Public Accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the period set forth in their audit report. Squar, Milner, Reehl & Williamson, LLP has presented their report with respect to our November 30, 2003 consolidated financial statements. The report

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of Squar, Milner, Reehl & Williamson, LLP is included in reliance upon their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered hereby, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within the Last Five Years

We were organized as a Nevada corporation on October 22, 1999 under the name Surforama.com, Inc. From October 1999 to August 2002, we were in the business of developing and marketing advertising for service providers, corporations and individuals. After this time, we reorganized our operations. We are now engaged in the business of operating pharmacies that specialize in the dispensing of highly regulated pain medication by utilizing technology that allows physicians to transmit prescriptions from a PDA and/or desktop computer directly to our dedicated pharmacies, thus eliminating or reducing the need for paper prescription.

In October 2003, we changed our name to eRXSYS, Inc.

In January 2004, we changed our fiscal year end from November 30 to December 31.

Description of Business

We are engaged in the business of operating pharmacies that specialize in the dispensing of highly regulated pain medication by utilizing technology that allows physicians to transmit prescriptions from a PDA and/or desktop computer directly to our dedicated pharmacies, thus eliminating or reducing the need for paper prescription. Because our focus is on physicians whose practice necessitates that they frequently prescribe medication to manage their patients’ chronic pain, we typically will not keep in inventory non-prescription drugs or health and beauty related products such as walking canes, bandages, or shampoo. We derive our revenue from the sale of prescription drugs.

The majority of our business is derived from physician members who send prescriptions directly to our store electronically. We have limited “walk-in” prescriptions from non-member physicians.

Safescript Pharmacies, Inc. (formerly known as RTIN Holdings, Inc.) License

Our current CEO founded RxSystems, Inc. (“RxSystems”) in March 2002. In March 2002, RxSystems acquired from Safescript Pharmacies, Inc. (the “Licensor”) the exclusive licensing

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rights to establish and operate pharmacies under the name “Safescript Pharmacies” throughout California, Oregon, Washington and Alaska. In May 2003, RxSystems assigned to us all of their rights under this exclusive license. In exchange, we agreed to indemnify RxSystems for any claims with respect to the License against RxSystems in any amount now or in the future. Subsequent to this assignment, RxSystems, Inc. filed articles of dissolution with the Nevada Secretary of State. We also agreed to reimburse the current CEO $370,000 for personal funds advanced to the Licensor to secure the License. These funds plus five percent (5%) interest per annum are due and payable in full to Mr. Parker on December 31, 2007.

At the time of the assignment we assumed a note payable to the Licensor of $3,176,615 with monthly payments of $25,000 through December 1, 2004, with the remaining principal and accrued interest due on December 31, 2004. On June 30, 2003, the Licensor agreed to convert $2,000,000 of the note payable into 100,000 shares of the Company’s convertible preferred stock which was then converted into 4,444,444 shares of our restricted common stock with an estimated fair value of $1,383,000. Due to the conversion of all of our issued or outstanding preferred shares, there are currently no preferred shares issued and outstanding. We remain obligated to make payments of $25,000 per month through December 1, 2004, with the remaining principal and interest due on December 31, 2004. As of September 2004, monthly installments of $25,000 for the note payable due to the Licensor are eight months in arrears. As of September 30, 2004, the balance of the note payable to the Licensor approximated $1,013,000.

The Licensor failed to provide us with essential services as set forth in the license agreement and this has forced us to terminate our use of all technology granted by the Licensor. On March 17, 2004, we filed a lawsuit in Nevada State Court against Safescript Pharmacies, Inc. seeking damages, declaratory relief, to rescind the License and to recover the consideration paid therefor. On March 19, 2004, Safescript Pharmacies, Inc. filed for Chapter 11 bankruptcy protection. The litigation in Nevada State Court has been stayed by reason of Safescript Pharmacies, Inc.’s filing for bankruptcy. We refiled substantially the same claim as an adversary proceeding in Safescript Pharmacies, Inc.’s bankruptcy case, now pending in the U.S. Bankruptcy court in Tyler, Texas.

We originally recorded the intangible asset at the carrying value of the notes payable assumed in the amount of $3,586,615. In accordance with accounting principles generally accepted in the United States of America, we subsequently engaged a third party valuation firm to estimate the fair value of the acquired License and the consideration given. Based on this independent valuation, we reduced the book value (by the excess of the carrying value of the portion of the note payable converted over the estimated fair value of the common stock issued) and recorded the following amounts, as adjusted:

License rights	$-
Cost in excess of estimated fair value	2,977,000
Intangible assets	$2,977,000

Consideration:
Notes payable	$1,547,000
Common stock	1,393,000
Cash paid	37,000
$2,977,000

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In February 2004, the Licensor announced that it had been notified that the SEC may commence an enforcement action against the Licensor and certain executive officers of the Licensor for alleged violation of the Securities Act and the Exchange Act. On October 5, 2004, the SEC announced that it filed a civil action in the United States District Court for the Eastern District of Texas against Safescript Pharmacies, Inc., f/k/a RTIN holdings, Inc. and former officers and directors of the Licensor.

As of the reporting period ended March 31, 2004, management determined that the License was 100% impaired based on (a) the uncertainty of the Licensor’s ability to continue as a going concern, which creates substantial doubt about the Licensor’s ability to continue to support their e-prescribing technology, (b) our dispute with the Licensor, and (c) our implementation of other technologies at our first two pharmacies.

Accordingly, as of March 31, 2004, we impaired the entire intangible asset of approximately $2,997,000.

License Agreement with Network Technology, Inc. ("RxNT")

As a result of Safescript Pharmacies, Inc.’s failure to provide us with essential services as set forth in the license agreement, we entered into a technology license agreement (“Technology License”) with Network Technology, Inc. (“RxNT”) on March 15, 2004. The Technology License grants us the right to use RxNT’s e-prescribing technology under the brand name “Assured Script.” Pursuant to the Technology License agreement, we paid RxNT a licensing fee of $100,000 and are also responsible for paying RxNT a royalty equal to twenty five percent (25%) of the gross profit from sales of the “Assured Script” product, which refers to the licensed products and technology set forth in the Technology License and not prescription drug sales. As we are in the business of owning and operating pharmacies, management does not anticipate that we would make any sales of the “Assured Script” product resulting in a royalty payment to RxNT.

Agreement with TPG Partners, L.L.C.

On April 24, 2003, we entered into an agreement with TPG, L.L.C. (“TPG”) for the purpose of funding the establishment and operations of pharmacies. Under this agreement, TPG holds the right to fund on a joint venture basis fifty pharmacies established by the Company. In exchange for contributing financing in the amount of $230,000 per pharmacy location, TPG will acquire a 49% ownership interest in each pharmacy established under this agreement and we will own the remaining 51%.

In April 2003, Safescript Pharmacies of California, LLC was formed to establish and operate the pharmacies that would be operated under the agreement with TPG. In accordance with the terms of the agreement with TPG, we own 51% of Safescript Pharmacies of California, LLC and TPG owns the remaining 49% (minority owner). In June 2003, Safescript Pharmacies of California, LLC formed a wholly owned subsidiary, Safescript of California, Inc. (“Safescript”), which will own and operate the pharmacies. Effective September 8, 2004, Safescript filed amended articles of incorporation and changed its name to Assured Pharmacies, Inc. (“API”).

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TPG advanced a total of $448,000 for the establishment of our first pharmacy located in Santa Ana, California and our second pharmacy located in Riverside, California. Currently, only these two pharmacies are operated under the agreement with TPG.

Agreement with TAPG, L.L.C.

In February 2004, we entered into an agreement with TAPG, L.L.C. ("TAPG"), a Louisiana limited liability company, and formed Safescript Northwest, Inc. ("Safescript Northwest"), a Louisiana corporation. Safescript Northwest was formed to establish and operate up to five pharmacies. Effective August 19, 2004, Safescript Northwest filed amended articles of incorporation and changed its name to Assured Pharmacies Northwest, Inc. ("APN"). We own 75% of APN, while TAPG owns the remaining 25%. In accordance with our shareholders agreement with TAPG, TAPG will provide start-up costs in the amount of $335,000 per pharmacy location established up to five (5) pharmacies, and eRXSYS will contribute technology, consulting services, and marketing expertise.

TAPG advanced a total of $664,000 for the start-up costs of our third pharmacy in Kirkland, Washington and our fourth pharmacy in Portland, Oregon.

Termination of Development Stage Activities

Effective October 2003, we commenced our planned principal operations when our first pharmacy located in Santa Ana, California was opened. As a result, management has determined that we are no longer in the development stage.

Industry Overview

According to the National Institute for Health Management, the $200 billion prescription drug market is reportedly the fastest-growing segment of the health care industry today, rising 17% or more a year since 1998. At the same time, the market has been plagued by several chronic and growing problems that underscore the need to modernize the way medications are prescribed and dispensed in the United States. These problems include, but are not limited to:
  Deaths and injuries due to illegible prescriptions. According to the Institute of Medicine, errors in reading hand-written drug prescriptions are reportedly responsible for over 7,000 deaths a year in the U.S., $77 billion in additional medical expenses, and rapidly escalating medical malpractice insurance costs. Indeed, the Institute for Safe Medical Practices (ISMP), a non-profit medical research group, has called for the complete elimination of handwritten prescriptions.
  Pharmacies refusing to carry needed pain medications. A growing number of pharmacies refuse to stock or dispense prescription narcotics, also known as Class 2 drugs, and other controlled substances due to liability and fraud issues. A study by the American Pain Society and the American Academy of Pain Management determined that an estimated 48 million suffer from chronic pain in the U.S. and this number is projected to continue growing;

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  Too few qualified pharmacists. A recent study conducted by the United States Department of Health and Human Services confirmed that there is a growing shortage of trained and licensed pharmacists.
  Handwritten prescriptions are prone to counterfeiting. Unscrupulous patients can alter prescriptions in dose and/or quantity. Many patients falsely report lost prescriptions or just forge the prescription to visit multiple pharmacies.
Market for Our Products and Services

The target market we will serve in dispensing pharmaceutical products is patients who require medication for chronic pain management. Patients in this category are likely to require prescription medications far more frequently and for longer periods of time than patients in most other medical categories. In order to access this target market, we will supply e-scripting technology to physicians whose practice necessitates that they frequently prescribe medication to manage their patients’ chronic pain.

Principal Suppliers

We currently purchase 94% of our inventory of prescription drugs from one wholesale drug vendor. Management believes that the wholesale pharmaceutical and non-pharmaceutical distribution industry is highly competitive because of the consolidation of the pharmacy industry and the practice of certain large pharmacy chains to purchase directly from product manufacturers. Although management believes we could obtain our inventory though another distributor at competitive prices and upon competitive payment terms if our relationship with the wholesale drug vendor was terminated, there can be no assurance that the termination of such a relationship would not adversely affect us.

Customers and Third-Party Payors

In fiscal 2003, nearly all of our pharmacy sales were to customers covered by health plan contracts, which typically contract with a third-party payor such as an insurance company, a prescription benefit management company, a governmental agency, workers’ compensation, a private employer, a health maintenance organization or other managed care provider that agrees to pay for all or a portion of a customer's eligible prescription purchases. Any significant loss of third-party payor business could have a material adverse effect on our business and results of operations.

Competition

There are a substantial amount of retail pharmacies (e.g. Walgreens, Sav-On) that can dispense class 2 substances, which are drugs that exhibit a high potential for abuse or diversion. These pharmacies may also utilize either proprietary and/or commercialized paperless prescription technology (also known as e-scripting technology) in their pharmacy operations; however, their pharmacies are not focused or dedicated to physicians practicing in pain management. These retail pharmacies traditionally keep in inventory non-prescription drugs, or health and beauty related products such as

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walking canes, bandages and shampoo. Consumers are able to have their prescriptions filled at these retail pharmacies, but typical retail pharmacies either do not keep in inventory or keep limited amounts of Class 2 drugs in inventory. As a result, the time it takes for traditional retail pharmacies to fill a prescription for Class 2 drug is extended. Because of our pain management focus, we maintain an appropriate inventory level of Class 2 drugs to meet the needs of our physician members and do not keep in inventory non-prescription drugs or health and beauty related products.

Currently, Safescript Pharmacies, Inc. is the only company that our management is aware of that operates pharmacies in the United States that exclusively dispense pharmaceutical products to patients who require medication for chronic pain management while also providing technological support to physicians to enable them to e-prescribe medication for their patients to the pharmacy.

There are companies that are in the business of developing and manufacturing proprietary software and hardware that facilitate e-scripting. We are not in this business. We constantly seek out and evaluate available technologies to integrate into our business model; as such, we do not consider ourselves a technology company because we do not develop, program, or manufacture proprietary hardware and/or software used by our physician members or our pharmacies.

Patents, Licenses, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

On March 27, 2003, RxSystems assigned to us all of their rights under an exclusive license agreement with Safescript Pharmacies, Inc. (formerly know as RTIN Holdings, Inc.) which enables the licensee to operate pharmacies under the name “Safescript Pharmacies” throughout California, Oregon, Washington and Alaska.

On March 15, 2004, we entered into a technology license agreement (“Technology License”) with Network Technology, Inc. (“RxNT”). The Technology License grants us the right to use RxNT’s e-prescribing technology under the brand name “Assured Script.”

We do not own, legally or beneficially, any patent or trademark.

State law requires pharmacies to apply to the State Board of Pharmacy to receive a license to operate. The application process to operate a pharmacy is substantially similar among different states. The application process for a license on average takes sixty days in the state of California. We have retained the services of a law firm that specializes in healthcare and pharmacy to oversee the application process for our pharmacies. In addition, each pharmacy must employ a licensed pharmacist to serve as the Pharmacist in Charge (PIC). The PIC oversees personnel and reports on the operations at a specific pharmacy. State law regulates the number of employees and clerks that can work under the supervision of one PIC. Currently, we are licensed to operate four pharmacies.

Research and Development

We did not incur any research and development expenditures for the fiscal years ended November 30, 2002 or 2003.

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Available Information

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Representations made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the Company, and the representations we have made in this prospectus are qualified in their entirety by reference to these additional materials. We also file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act.

The public may read and copy these materials at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding our Company and other companies that file materials with the SEC electronically. Our headquarters are located at 18662 MacArthur Blvd., Suite 200, Irvine, California, 92612. Our phone number at that address is (949) 440-3248 and our e-mail address is investor@erxsys.com.

Existing and Probable Governmental Regulation

Pharmacy operations are subject to significant governmental regulation on the federal and state level. Compliance with governmental regulation is essential to continued operations.

Licensure Laws

Each state’s board of pharmacy enforces laws and regulations governing pharmacists and pharmacies. Each pharmacy must apply for a license. Licensure requires strict compliance with state pharmacy standards. Although we believe our pharmacies are compliant, changes in pharmacy laws and differing interpretations regarding such laws could impact our level of compliance. A pharmacy’s failure to comply with applicable law and regulation could result in licensure revocation as well as the imposition of fines and penalties.

Drug Enforcement Laws

The United States Department of Justice enforces the Drug Enforcement Act through the Drug Enforcement Administration (DEA). The DEA strictly enforces regulations governing controlled substances. In addition to regulation by the DEA, we are subject to significant state regulation regarding controlled substances. Because our pharmacies’ operations focus on highly regulated pain medications, failure to adhere to DEA and state controlled substance requirements could jeopardize our ability to operate. While we believe we are in compliance with current DEA requirements, such requirements and interpretation of these requirements do change over time.

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Federal Health Programs

As we grow, we believe that a significant amount of our revenues will be derived from governmental programs such as Medicaid. With the recent passage of the Medicare Modernization and Prescription Drug Act of 2003, we also believe that Medicare will become a significant source of funding.

Medicare

Medicare reimbursement is determined by the Centers for Medicare and Medicaid Services (“CMS”), an agency of the United States Department of Health and Human Services. CMS establishes reimbursement policy for services provided to Medicare beneficiaries in a manner consistent with the Social Security Act, as amended by Congress. CMS has not yet established the reimbursement methodology pursuant to which it will reimburse prescription drugs.

Medicaid

Medicaid is a federal/state program that provides health coverage (including prescription drug coverage) to the needy. Each state’s Medicaid program is different, and some states impose limitations on the pharmacies that may serve the Medicaid population. We currently participate in Medicaid in Oregon and Washington. We plan to seek participation in California’s Medicaid program, known as Medi-Cal.

Medicare and Medicaid Participation

In order to participate in the Medicare and Medicaid programs, each pharmacy must enroll as a participating supplier. There can be no assurance that our pharmacies will be able to obtain the necessary approvals to participate in the Medicare and Medicaid programs, which could have a material adverse financial impact on the Company, its operations, and its investors.

The Federal Health Care Programs Anti-Kickback Act

Federal law prohibits the solicitation or receipt of remuneration in return for referrals and the offer or payment of remuneration to induce the referral of patients or the purchasing, leasing, ordering or arranging for any good, facility, service or item for which payment may be made under a “federal health care program” (defined as “any plan or program that provides health benefits, whether directly, through insurance, or otherwise, which is funded directly, in whole or in part, by the United States Government other than the Federal Employees Health Benefit Program”).

Because our business and operations involve providing health care services, we are subject to the Federal Health Care Programs Anti-Kickback Act (the “Act”). The Anti-Kickback Statute, codified in 42 U.S.C. § 1320a-7b(b), prohibits individuals and entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration to other individuals and entities (directly or indirectly, overtly or covertly, in cash or in kind):

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                        (i)   In return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made under a federal or state health care program; or

                        (ii)  In return for purchasing, leasing, ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made under a federal or state health care program.

There are both criminal and civil penalties for violating the Federal Statute. Criminal sanctions include a fine not to exceed $25,000 or imprisonment up to five years or both, for each offense. In addition, monetary penalties for each offense may be increased to up to $250,000 for individuals and up to $500,000 for organizations. Civil penalties include fines of up to $50,000 for each violation, monetary damages up to three times the amount paid for referrals and/or exclusion from the Medicare program. Courts have broadly construed the Anti-Kickback Statute to include virtually anything of value given to an individual or entity if one purpose of the remuneration is to influence the recipient’s reason or judgment relating to referrals.

The Department of Health and Human Service’s Office of Inspector General (“OIG”) promulgated safe harbor regulations specifying payment practices that will not be considered to violate the statute. If a payment practice falls within one of the safe harbors, it will be immune from criminal prosecution and civil exclusion under the Act even if it fails to fall within another potentially applicable safe harbor. Significantly, failure to fall within any safe harbor does not necessarily mean that the payment arrangement violates the statute. Failure to comply with a safe harbor can mean one of three things: (1) the arrangement does not fall within the broad scope of the anti-fraud and abuse rules so there is no risk of prosecution; (2) the arrangement is a clear statutory violation and is subject to prosecution; or (3) the arrangement may violate the anti-fraud and abuse rules in a less serious manner, in which case there is no way to predict the degree of risk.

Because our pharmacies maintain relationships with referring physicians, our operations are subject to scrutiny under the Act. Although we will attempt to structure our financial relationships with physicians in a manner that qualifies for safe harbor protection, we anticipate that our relationships with physicians will not qualify for safe harbor protection.

If our operations fail to comply with the Act, we could be criminally sanctioned. In addition, the right of any of our pharmacies to participate in governmental health plans could be terminated.

Ethics in Patient Referrals Act

The Ethics in Patient Referrals Act, 42 U.S.C. §1395nn, commonly referred to as Stark II (“Stark II”), prohibits physicians from referring or ordering certain Medicare or Medicaid reimbursable “designated health services” from any entity with which the physician or any immediate family member of the physician has a financial relationship. A financial relationship is generally defined as a compensation or ownership/investment interest. The purpose of the prohibition is to assure that physicians base their treatment decisions upon the needs of the patients and not upon any financial benefit that would inure to the physician as a result of the referral.

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Prescription medications are classified as “designated health services” under Stark II. Physicians owning stock in our Company are not allowed to refer any Medicare or Medicaid patient to any of our pharmacies until and unless our Company’s capitalization exceeds $75,000,000. A referral made in violation of Stark II results in non-payment to the pharmacy and could result in the imposition of fines and penalties as well as termination of our participation in Medicare and Medicaid.

State Fraud and Abuse Laws

States have generally adopted their own laws similar to the Act and Stark II. However, in some instances, state laws apply to all health care services, regardless of whether such services are payable by a government health plan. For example, in California, physicians and other practitioners are not permitted to own more than 10% of any entity that owns a pharmacy.

HIPAA

We are impacted by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which mandates, among other things, the adoption of standards to enhance the efficiency and simplify the administration of the healthcare system. HIPAA requires the Department of Health and Human Services to adopt standards for electronic transactions and code sets for basic healthcare transactions such as payment and remittance advice (“transaction standards”); privacy of individually identifiable healthcare information (“privacy standards”); security and electronic signatures (“security standards”), as well as unique identifiers for providers, employers, health plans and individuals; and enforcement. We are required to comply with these standards and are subject to significant civil and criminal penalties for failure to do so.

Management believes that we are in material compliance with these standards. However, HIPAA's privacy and transaction standards only recently became effective, and the security standards will become mandatory as of April 21, 2005. Considering HIPAA's complexity, there can be no assurance that future changes will not occur. Changes in standards as well as changes in the interpretation of those standards could require us to incur significant costs to ensure compliance.

Management anticipates that federal and state governments will continue to review and assess alternate healthcare delivery systems, payment methodologies and operational requirements for pharmacies. Given the continuous debate regarding the cost of healthcare services, management cannot predict with any degree of certainty what additional healthcare initiatives, if any, will be implemented or the effect that any future legislation or regulation may have on us.

OBRA 1990

Our business is subject to various other federal and state regulations. For example, pursuant to the Omnibus Budget Reconciliation Act of 1990 ("OBRA") and comparable state regulations, our pharmacists are required to offer counselling, without additional charge, to our customers about medication, dosage, delivery systems, common side effects and other information deemed significant by the pharmacists and may have a duty to warn customers regarding any potential adverse effects of a prescription drug if the warning could reduce or negate such effect.

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California Senate Bill #151 was chaptered by the California Secretary of State on September 17, 2003. This legislation tightens the regulations on prescribing prescription medication. The legislation allows for electronic prescribing of all prescription medication except Class 2 substances. Generally, Class 2 substances are drugs that exhibit a high potential for abuse or diversion. Class 2 substances are required to be dispensed only against a hard copy prescription. This will not pose any operational problem for us because we currently generate a hard copy of the electronic prescription for all Class 2 prescriptions issued. Management believes that this legislation will create no undue burden or competitive disadvantage for us.

Other Laws

In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. The legislative initiatives include prescription drug benefit proposals for Medicare participants. Although we believe we are well positioned to respond to these developments, we cannot predict the outcome or effect of legislation resulting from these reform efforts.

Compliance with Environmental Laws

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

Employees

We currently have nineteen full-time employees including our President, A.J. LaSota, our Chief Executive Officer and Chief Financial Officer, David Parker, and our Secretary and Treasurer, Michael Doan.

Plan of Operation

We currently have four operating pharmacies. Our first pharmacy was opened on October 13, 2003 in Orange County, California in the city of Santa Ana. On June 10, 2004, we opened our second pharmacy location in Riverside, California. We opened our third pharmacy in Kirkland, Washington on August 11, 2004. Our fourth pharmacy was opened in Portland, Oregon on September 21, 2004.

The original goal was to establish nine operating pharmacies by December 31, 2004. In addition to the pharmacies currently operating, management has identified the locations for our next four pharmacies as follows: a second pharmacy in Portland, Oregon; Tacoma, Washington; Santa Monica, California; and Greater Los Angeles, California.

Presently, we are suspending the development of new pharmacies for a period of sixty to ninety days in order to evaluate and potentially improve the operations of our four existing pharmacies. It is the board of director’s and executive management’s belief that all four stores are currently not operating at their full potential. During this sixty to ninety day period, management will postpone

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activity related to the development of new locations. It is possible that management may decide to close some of our existing pharmacy locations following this evaluation and restructuring period. The final implications of any such evaluation and restructuring are unknown at the present time.

The catalyst for the decision to suspend the development of new pharmacies was substantially attributable to a lack of sufficient cash to fund the expenses associated with the development of new pharmacies. During the three month period ended September 30, 2004 and subsequent to the reporting period, we have incurred significant expenditures in connection with purchases of inventory for our existing pharmacies. As sales increased, a time gap developed between inventory replenishing and accounts receivable. Nearly all of our pharmacy sales are to customers whose medications were covered by health benefit plans and other third party payors. As a result, we typically do not receive cash for our sales at the time of transactions and are dependent on health benefit plans to pay for all or a portion of our customers’ prescription purchases. There is a significant delay from the time of a customer’s purchase of medication to the time when we receive payment for the customer’s purchase from a health benefit plan or other third party payor.

Management is currently evaluating various alternatives available to us as it relates to financing future inventory purchases in the early stages of our planned principal operations. We can provide no assurance that we will be successful in securing any interim financing for the purpose of funding additional purchases of inventory.

Additionally, our two pharmacy locations in California have experienced difficulty participating in California’s Medicaid program, known as Medi-Cal. Medicaid is a federal/state program that provides health coverage, including prescription drug coverage to the needy. Each state’s Medicaid program is different, and some states impose limitations on the pharmacies that may serve the Medicaid population. In order to participate in Medicaid programs, each pharmacy must enroll as a participating supplier. The application process required to enroll as a participating supplier in Medi-Cal is onerous. We are currently involved in the application process. During the application process, our two pharmacies in California are unable to fill prescriptions for customers who obtain health coverage through Medi-Cal because our pharmacies are not sanctioned as a participating supplier.

The Medicaid program is administered and all benefits are processed by CalOptima specifically in Orange County, California. All applications to participate in the Medicaid programs for pharmacies located in Orange County are processed by CalOptima. Currently, CalOptima has placed a moratorium on additional pharmacies enrolling as a supplier in Orange County. As a result, our location in Santa Ana, California is unable to participate as a supplier to potential customers who rely on health coverage through Medicaid.

Approval to participate as a supplier to Medi-Cal would increase the customer base at our California pharmacy locations; however, there can be no assurance that our pharmacies will be able to obtain the necessary approvals to participate in the California’s Medicaid program. The failure to obtain the mandatory approval could have a material adverse financial impact on our financial results.

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Similarly, some third party payors such as Health Net in California have also placed a moratorium on additional pharmacies which they will sanction as a supplier of medication to participants enrolled in the health benefit plans that they administer. The failure of government plans and other third party payors to approve additional pharmacies as suppliers of medication to participants enrolled in their health benefit plans could have a material adverse financial impact on us, and our operations.

To further strengthen our corporate infrastructure to support our existing management with their efforts to evaluate and improve our operations, management established an advisory board to consult with us on various issues relating to operating pharmacies and the implementation of our business plan. Management has contracted with sales personnel to secure agreements with physicians, technology specialists to insure the continued operation and viability of our technology, and pharmacists to insure the proper internal controls are implemented and followed in each pharmacy. In addition, management has also established methods, policies, and procedures to be implemented at each pharmacy that are designed to maximize efficiency. Management expects to hire a Chief Operating Officer and additional personnel over the next six months as needed to continue to strengthen the corporate infrastructure.

Over the next twelve months management will continuously evaluate our business plan including assessing the technology we utilize. In connection with this evaluation, management will also consider taking actions designed to mitigate any risks associated with our business plan.

The discussion that follows only includes the financial results for the three months ended September 30, 2004. Given the recent change in our business plan strategy and the reorganization of our operations in the past year, management believes that it would not be of any value to compare the financial results of the three months ended September 30, 2004 to the three months ended September 30, 2003.

Assets

As of September 30, 2004, we had total assets of $1,925,056. As of September 30, 2004, our current assets consisted of cash of $854,388, restricted cash of 150,000, inventory of $341,305, and $45,642 in prepaid expenses and other assets. Property and equipment, net of accumulated depreciation was $553,721.

Inventory increased by $303,257, or 797%, from the transition period ended December 31, 2003 due to the increase in sales. In addition to replenishing depleted inventory, additional inventory may be required to meet the needs of new enrolled physicians.

Property and equipment increased by $462,950, or 654%, from the transition period ended December 31, 2003. The increase in property and equipment is attributed to the build out of new pharmacies which required computer systems, furniture and fixtures, and leasehold improvements.

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Liabilities and Stockholders’ Equity

Our total liabilities as of September 30, 2004 were $1,941,125. Our liabilities consisted of current liabilities of $1,571,125, and long term portion of notes payable of $370,000. The notes payable consist of a note payable to RTIN and our chief executive officer in the amounts of $1,013,465 and $370,000 respectively. The current portion of the notes payable to RTIN, recorded in the current liabilities section of the consolidated balance sheet, amounts to $1,013,465.

Accounts payable and accrued liabilities increased by $445,619 from the transition period ended December 31, 2003 to September 30, 2004. This increase is primarily attributable to the new pharmacies opened and the build out of our corporate infrastructure.

Our operations were primarily funded through equity financings. Stockholders’ deficit was $705,411 as of September 30, 2004.

Results of Operations

Our total revenue reported for the three month period ended September 30, 2004 was $350,459 on the cash basis of accounting. We are in the process of monitoring our revenues and are creating several criteria in developing a historical trend analysis based on actual claims paid in order to estimate potential contractual allowances on a monthly basis. Given that we are considered to be in the startup stage and lack sufficient operational history, we are unable to determine the fixed settlement of our revenue. Therefore, we are recognizing revenue on a cash basis until such time as management has developed the history and trends to estimate potential contractual adjustments. On an accrual basis, we would have recorded additional revenue of approximately $137,000 for the three months ended September 30, 2004. Our accrual basis revenue may be adjusted for contractual allowances by third-party insurance carriers and/or government agencies and adjusted to actual as payment is received and charges are settled. The accrual basis revenue is significantly attributable to the operations at the first pharmacy we opened on October 13, 2003 in Orange County, California. Our second and third pharmacy located in Riverside, California and Kirkland, Washington, respectively, contributed immaterially to our revenues for the three months ended September 30, 2004. As we undertake our plan of operations, we anticipate that our revenues will significantly increase.

The total cost of sales for the three months ended September 30, 2004 was $395,618. The cost of sales consists primarily of the pharmaceuticals.

Our total operating expenses for the three months ended September 30, 2004 were $1,263,999. Our operating expenses for the three months ended September 30, 2004 consisted of salaries and related expenses of $412,091, consulting and other compensation of $372,934, and selling, general and administrative expenses of $478,974.

Our net loss for the three months ended September 30, 2004 was $1,132,423. Our basic and diluted loss per common share for the three months ended September 30, 2004 was $0.03.

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Liquidity and Capital Resources

As of September 30, 2004, we maintained $854,388 in cash which primarily resulted from funds raised in the private offering of common stock. This cash is expected to be used to, among other things, to fund additional working capital needs, support the establishment of our corporate infrastructure, and to pay for additional purchases of inventory.

As of September 30, 2004, we maintained $150,000 in restricted cash. This restricted cash is to be used exclusively to satisfy our obligations under leases that were personally guaranteed by an officer of our Company in the event that we are unable to pay rent at these locations from our daily operating account.

During the nine months ended September 30, 2004, net cash used in operating activities was $2,693,254, net cash used in investing activity was $490,821, and net cash provide by financing activities was $3,328,021.

Our management anticipates that our current cash on hand is sufficient for us to operate our four existing pharmacies at the current level until December 31, 2004. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements for the year ending December 31, 2004. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Off Balance Sheet Arrangements

As of September 30, 2004, there were no off balance sheet arrangements. Please refer to the Commitment and Contingency footnote to the accompanying condensed consolidated financial statements.

Going Concern Considerations

The accompanying condensed consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of September 30, 2004, we had an accumulated deficit of approximately $9.1 million, recurring losses from operations and negative cash flow from operating activities for the nine months then ended of approximately $2,700,000.

We intend to fund operations for the year ending December 31, 2004 through increased sales. Thereafter, we will be required to seek additional funds to finance long-term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results.

These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to

40

recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

In response to these problems, management in coordination with our board of directors has taken the following actions:
  We are suspending the development of new pharmacies for a period of 60 to 90 days to evaluate the potential in existing pharmacies and, where needed, restructure current operations.
  We are aggressively signing up new physicians.
  We are seeking investment capital through the public markets.
Inflation

Since the opening of our first pharmacy in October 2003, management believes that inflation has not had a material effect on our results of operations.

Critical Accounting Policies

In December 2001, the Securities and Exchange Commission (the “SEC”) requested that all registrants list their three to five most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of the Company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We believe that the following accounting policies fit this definition:

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or estimated market, and consist primarily of pharmaceutical drugs. Market is determined by comparison with recent sales or net realizable value. Net realizable value is based on management’s forecasts for sales of the our products in the ensuing years and/or consideration and analysis of changes in customer base, product mix, payor mix, third party insurance reimbursement level or other issues that may impact the estimated net realizable value. Should the demand for our products prove to be significantly less than anticipated, the ultimate net realizable value of our inventories could be substantially less than reflected in the accompanying condensed consolidated balance sheet.

Long-Lived Assets

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted

41

net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS No. 144 also requires companies to separately report discontinued operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell.

The provisions of this statement for long-lived assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated commitments by management to sell such assets. As a result, management cannot determine the potential effects that adoption of SFAS No. 144 will have on its consolidated financial statements with respect to future disposal decisions, if any. As of November 30, 2003, principally based on a third party valuation of intangible assets, management determined that no such impairment exists and therefore, no adjustments were made to the carrying values of long-lived assets at that date. There can be no assurance, however, that market conditions will not change or demand for our services and products will continue which could result in impairment of long-lived assets in the future.

Goodwill and Intangible Assets

SFAS No. 142, "Goodwill and Other Intangible Assets", which is effective for fiscal years beginning after December 14, 2001, addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and identifiable intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives. SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about goodwill and intangible assets in the years subsequent to their acquisition. Impairment losses for goodwill and indefinite-life intangible assets that arise due to the initial application of SFAS No. 142 are to be reported as a change in accounting principle.

In March 2004, management determined that the license underlying the License Agreement entered into with Safescript Pharmacies, Inc. was 100% impaired.

Revenue Recognition

We generate revenue from prescription drug sales which are reimbursable by third-party insurance carriers and government agencies. Our ultimate expected revenue may be adjusted for contractual allowances by these third-party insurance carriers and/or government agencies, and are adjusted to actual as cash is received and charges are settled. We are monitoring our revenues from these sources and are creating several criteria in developing a historical trend analysis based on actual claims paid in order to estimate these potential contractual allowances on a monthly basis. As we are considered to be in the startup stage and lack sufficient operational history, management is unable to determine the fixed settlement of such revenue. Therefore, we are recognizing revenue on a cash basis until such time as management has developed the history and trends to estimate potential contractual adjustments. On an accrual basis, we would have recorded additional revenue of approximately $137,000 and $539,000 for the three and nine months ended September 30, 2004,

42

respectively.

We account for shipping and handling fees and costs in accordance with EITF 00-10 “Accounting for Shipping and Handling Fees and Costs.” Such fees and costs are immaterial to our operations.

Recently Issued Accounting Pronouncements

In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the estimated fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the disclosure requirements became applicable in 2002. We are complying with the disclosure requirements of FIN No. 45. The other requirements of this pronouncement did not materially affect our consolidated financial statements.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities or "VIEs") and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures.

As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined, are as follows: (a) For interests in special-purpose entities ("SPEs") periods ended after December 14, 2003; and (b) For all other VIEs: periods ending after December 14, 2004. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how a company which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIEs. We have determined that we do not have any significant variable interests in any SPEs, and are evaluating the other effects of FIN No. 46 (as amended) on our future consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position ("FSP") FAS 150-3 ("FSP 150-3"), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all manditorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150’s measurement guidance for other types of manditorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or

43

modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. We adopted SFAS No. 150 (as amended) on the aforementioned effective dates. The adoption of this pronouncement did not have a material impact on our results of operations or financial condition.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on our present or future consolidated financial statements.

Description of Property

Store Location and Description

We are currently leasing our executive offices and pharmacy locations. Our executive offices are located at 18662 MacArthur Blvd., Suite #200-15, Irvine, California, 92612. We have a regional office located at 420 Throckmorton Street, Suite 620, Ft. Worth, Texas, 76102.

Our first pharmacy is located at 2431 N. Tustin Ave., Unit L, Santa Ana, California, 92705. Our second pharmacy is located at 7000 Indiana, Ave., Suite 112, Riverside, California, 92506. Our third pharmacy is located at 12071 124th Avenue NE, Kirkland, Washington. Our fourth pharmacy is located at 3822 S.E. Powell Blvd, Portland, Oregon.

Future store locations will be selected based on the following criteria: 1) proximity to the physician members and medical facilities, 2) convenience of location, and 3) fast growing metropolitan areas with a population of at least 500,000. Retail stores are leased from various property management companies for approximately five years. Our pharmacies are approximately 1,500 square feet.

Certain Relationships and Related Transactions

Except as disclosed below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

     1.     Our current CEO, David Parker, founded RxSystems, Inc. (“RxSystems”) in March 2002. In March 2002, RxSystems acquired from the Safescript
             Pharmacies, Inc. (formerly known as RTIN Holdings, Inc.) the exclusive licensing rights to establish and operate pharmacies under the name “Safescript
             Pharmacies” throughout California, Oregon, Washington and Alaska. On March 27, 2003, RxSystems assigned to us all of its rights under this exclusive license. We agreed to reimburse Mr. Parker $370,000 for personal funds advanced to secure the License. These funds plus five percent (5%) interest per annum are due and payable in full to Mr. Parker on December 31, 2007.

44

     2.     On November 27, 2003, we entered into an agreement with David Parker to cancel debt owed to him and represented on our financial statements as
             “Advances due to a shareholder.” Initially, Mr. Parker agreed to release and forever discharge us from all liability associated with this debt and we agreed to transfer, assign, and convey all of our rights under the exclusive license granted by Safescript Pharmacies, Inc. solely for the consolidated statistical metropolitan area of Fresno, California. As a part of this agreement, we agreed to continue to make all payments under the license agreement, including those owed on the Frenso market, until the current existing obligation to Safescript Pharmacies, Inc. for this license regarding the consolidated statistical metropolitan area of Fresno, California is fully paid. This agreement was amended on February 16, 2004. As a result of this amendment to the agreement, Mr. Parker received 220,429 shares of our common stock and released and forever discharged us from all liability associated with this debt.
              Mr. Parker also relinquished to us all of his rights under the exclusive license granted by Safescript Pharmacies, Inc. solely for the consolidated statistical metropolitan area of Fresno, California.

3.     On April 24, 2003, we entered into an agreement with TPG for the purpose of funding the establishment and operations of pharmacies. Ron Folse, our
         Former Executive Vice President, and A.J. LaSota, our President and Director each own approximately 19% of TPG. On March 5, 2004, Mr. Folse and Mr. LaSota resigned from all positions of authority in TPG. Mr. Folse and Mr. LaSota are negotiating the sale of their membership interest in TPG to eRXSYS.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “ERXI.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Fiscal Year Ending December 31, 2004
Quarter Ended	High $	Low $
March 31, 2004	0.86	0.36
June 30, 2004	0.66	0.52
September 30, 2004	0.65	0.43

Fiscal Year Ended November 30, 2003
Quarter Ended	High $	Low $
February 28, 2003	0.45	0.17
May 31, 2003	0.37	0.17

45

August 31, 2003	0.64	0.27
November 30, 2003	0.64	0.37

Fiscal Year Ended November 30, 2002
Quarter Ended	High $	Low $
November 30, 2002	0.55	0.16

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

As of the date of this registration statement, we had approximately one hundred twenty five holders of record of our common stock and several other stockholders hold shares in street name.

46

Dividend Policy

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1.     we would not be able to pay our debts as they become due in the usual course of business; or

     2.     our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plans as of November 30, 2003
	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and right	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	-	-	5,520,613
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	5,520,613

47

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our current executive officers for each of the last three completed fiscal years.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awarded ($)	Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
David Parker	CEO, CFO, and Director	2003 2002 2001	33,923 n/a n/a	0 n/a n/a	0 n/a n/a	144,000 n/a n/a	0 n/a n/a	0 n/a n/a	0 n/a n/a
A.J. LaSota	President and Director	2003 2002 2001	29,400 n/a n/a	0 n/a n/a	0 n/a n/a	129,600 n/a n/a	0 n/a n/a	0 n/a n/a	0 n/a n/a
Ron Folse (1)	Former Executive Vice- President	2003 2002 2001	24,877 n/a n/a	0 n/a n/a	0 n/a n/a	105,600 n/a n/a	0 n/a n/a	0 n/a n/a	0 n/a n/a

(1) On November 19, 2004, we accepted the resignation of Ron Folse.

On September 5, 2003, we entered into verbal agreements with our executive officers and issued shares of common stock to each of them in settlement of accrued consulting and salary expense for the period of March 2003 through July 2003. The shares issued were valued at $0.48 per share, the estimated fair value at the date of the agreement.
  David Parker was issued 300,000 shares of restricted common stock valued at $144,000.
  A.J. LaSota was issued 270,000 shares of restricted common stock valued at $129,600.
  Ron Folse was issued 220,000 shares of restricted common stock valued at $105,600.
The common stock described in the preceding paragraph is “restricted” only by the sale limitations of SEC Rule 144. There are no performance-based conditions associated with such stock sale, which fully vested on the issuance date.

On December 20, 2003, we entered into agreements with our executive officers to reduce their salaries and discontinue any automobile allowances for the period from December 20, 2003 until such time as determined by our board of directors. As a part of these agreements, David Parker’s annual salary was reduced from $180,000 to $135,000, A.J. LaSota’s annual salary was reduced from $156,000 to $117,000, and Ron Folse’s annual salary was reduced from $132,000 to $99,000.

Compensation to Directors

Only our outside directors receive compensation for their services as director. Currently, outside directors receive 4,167 shares of our restricted common stock for each full month of service as a director, $1,500 for attending any board of director’s meeting in-person, $1,500 for any speaking

48

engagement on our behalf, and reimbursement for reasonable expenses incurred in attending board or committee meetings.

49

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors’ Report                                                                                                                                                             F-2 - F-3

Audited Financial Statements:

Consolidated Balance Sheet as of November 30, 2003                                                                                                                            F-4

Consolidated Statements of Operations for the Years Ended
November 30, 2003 and 2002                                                                                                                                                                F-5

Consolidated Statements of Stockholders’ Equity (Deficit) and Comprehensive Loss
Operations for the Years Ended November 30, 2003 and 2002                                                                                                              F-6

Consolidated Statements of Cash Flows Operations for the Years Ended
November 30, 2003 and 2002                                                                                                                                                               F-7

Notes to Consolidated Financial Statements Operations for the Years Ended
November 30, 2003 and 2002                                                                                                                                                               F-8

Unaudited September 30, 2004 and 2003 Condensed Financial Statements:

Condensed Consolidated Balance Sheet as of September 30, 2004                                                                                                        F-32

Condensed Consolidated Statements of Operations for the three and nine-month
periods ended September 30, 2004 and 2003                                                                                                                                        F-33

Consolidated Statements of Cash Flows for the nine-month
periods ended September 30, 2004 and 2003                                                                                                                                        F-34

Notes to Condensed Consolidated Financial Statements                                                                                                                         F-35

50

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
eRXSYS, Inc. (Formerly Known As Surforama.com, Inc.) And Subsidiaries

We have audited the accompanying consolidated balance sheet of eRXSYS, Inc. and Subsidiaries (collectively the “Company”), as of November 30, 2003, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive loss and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eRXSYS, Inc. and Subsidiaries as of November 30, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has negative cash flow from operations of approximately $625,000, an accumulated deficit of approximately $1,781,000 and recurring losses from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    SQUAR, MILNER, REEHL & WILLIAMSON, LLP

SQUAR, MILNER, REEHL & WILLIAMSON, LLP
February 28, 2004
Newport Beach, California

F-2

                                                                                                     MORGAN
                                                                                               & COMPANY
                                                                                                                                                                                                                                                                       CHARTERED ACCOUNTANTS

AUDITORS' REPORT

To the Shareholders and Directors
eRXSYS, Inc.
(Formerly Surforama.com, Inc.)

We have audited the consolidated statements of operations, cash flows, and stockholders’ equity of eRXSYS, Inc. (formerly Surformama.com, Inc.) for the year ended November 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the results of the Company’s operations and cash flows for the year ended November 30, 2002 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and net cash outflows from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, B.C.                                                                                                                                                                                  “Morgan & Company”

February 24, 2003                                                                                                                                                                              Chartered Accountants

Tel:  (604) 687-5841                                                                                                                                                                                                                                             P.O.Box 10007 Pacific Centre
Fax: (604) 687-0075                                                                                                                                                                                                                                    Suite 1488-700 West Georgia Street
                                                                                                                                                                                                                                                                      Vancouver, B.C. Canada V7Y 1A1

F-3

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
CONSOLIDATED BALANCE SHEET
NOVEMBER 30, 2003
_______________________________________________________________________________________________________________________

ASSETS

Current Assets
Cash	$933,170
Inventory	40,900
Prepaid expenses	24,225
Related party receivable	10,646

1,008,941

Property and Equipment, net	72,266

Other Assets	6,792

Intangible Assets	2,977,448

$4,065,447

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$273,459
Related party payable	14,797
Short-term note payable	15,000
Notes payable to related party and shareholder	337,765

641,021

Notes Payable to Related Party and Shareholder, net of current portion	1,086,817

1,727,838

Minority Interest	403,513

Commitments and contingencies

Stockholders' Equity
Authorized:
Preferred shares; par value $0.001 per share;
authorized 5,000,000 shares; no preferred shares issued
or outstanding	-

Common shares; par value $0.001 per share;
authorized 70,000,000 shares; 34,430,372 common shares issued
and outstanding	34,431

Additional paid-in capital	4,532,657

Deferred compensation	(852,000)

Accumulated deficit	(1,780,992)

1,934,096

$4,065,447

See accompanying notes to consolidated financial statements

F-4

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended November 30, 2003 and 2002
________________________________________________________________________________________________________________________

	2003	2002

GROSS SALES	$1,038	$-

COST OF SALES	(12,784)	-

GROSS LOSS	(11,746)	-

OPERATING EXPENSES
Salaries and related	314,650	-
Consulting and other compensation	805,455	46,374
Selling, general and administrative	282,157	28,619
TOTAL OPERATING EXPENSES	1,402,262	74,993

OPERATING LOSS	(1,414,008)	(74,993)

OTHER (EXPENSE) INCOME
Interest expense	(38,346)	0
Interest income	1,073	11,152
Other expense	(52,201)	(152,682)
TOTAL OTHER (EXPENSE)	(89,474)	(141,530)

LOSS BEFORE PROVISION FOR
INCOME TAXES AND MINORITY INTEREST	(1,503,482)	(216,523)

PROVISION FOR INCOME TAXES	-	-

LOSS BEFORE MINORITY INTEREST	(1,503,482)	(216,523)

MINORITY INTEREST	44,487	-

NET LOSS	$(1,458,995)	$(216,523)

Basic and diluted loss per common share	$(0.06)	$(0.01)

Basic and diluted weighted average number of common shares
outstanding	24,115,700	19,828,899

See accompanying notes to consolidated financial statements

F-5

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE LOSS
For the Years Ended November 30, 2003 and 2002
_________________________________________________________________________________________________________________________

Total
Common Stock Additional Cumulative Stockholders'
Paid In Translation Comprehensive Deferred (Accumulated (Deficit)
Shares Amount Capital Adjustment (Loss) Compensation Deficit) Equity

Balance, December 1, 2001	19,828,899	$ 19,829	$ 168,560	$ (2,380)	$ -	$ -	$ (105,474)	$ 80,535

Net loss	-	-	-	-	(216,523)	-	(216,523)	(216,523)
Foreign currency translation	-	-	-	(128)	(128)	-	-	(128)
Comprehensive Loss	-	-	-	-	$ (216,651)	-	-	-

Balance, November 30, 2002	19,828,899	19,829	168,560	(2,508)		-	(321,997)	(136,116)

Issuance of common stock in connection with
a private palcement	5,323,000	5,323	1,325,427	-		-	-	1,330,750
Issuance of common stock for services rendered	4,613,600	4,614	1,516,394	-		(972,000)	-	549,008
Issuance of common stock in connection with
the conversion of debt	4,444,444	4,444	1,388,889	-		-	-	1,393,333
Issuance of Common Stock in connection with
the conversion of related party note payable	220,429	221	133,387	-		-	-	133,608
Amortization of deferred consulting fees	-	-	-	-	-	120,000	-	120,000
Net loss	-	-	-	-	(1,458,995)	-	(1,458,995)	(1,458,995)
Comprehensive Loss	-	-	-	2,508	2,508	-	-	2,508

Balance, November 30, 2003	34,430,372	$ 34,431	$ 4,532,657	$ -	$ (1,456,487)	$ (852,000)	$ (1,780,992)	$1,934,096

See accompanying notes to consolidated financial statements

F-6

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED NOVEMBER 30, 2003 AND 2002
________________________________________________________________________________________________________________________

	2003	2002

Cash flows from operating activities:
Net loss	$(1,458,995)	$(216,523)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization of property and equipment	4,022	20,848
Amortization of deferred consulting fee	120,000	-
Equity in loss of Rebatopia.com, Inc.	-	1,690
Write off of investment in and advances to Rebatopia.com, Inc.	-	150,992
Minority interest in net loss of Joint Venture	(44,487)	-
Issuance of common stock for services	549,008	-

Changes in operating assets and liabilities:
Related party receivable	(10,646)	-
Accrued interest receivable	-	1,702
Inventories	(40,900)
Prepaid expenses and other current assets	(24,225)	1,600
Other assets	(6,792)
Accounts payable and accrued expenses	273,459	(7,926)
Advances due from shareholder	-	51,492
Related party payable	14,797	-

Net cash (used in) provided by operating activities	(624,759)	3,875

Cash flows from investing activities:
Purchases of property and equipment	(76,288)	-
Purchase of market license	(37,000)	-
Advances to Rebatopia.com, Inc.	-	(678)

Net cash used in investing activities	(113,288)	(678)

Cash flows from financing activities:
Proceeds from the issuance of notes payable	15,000	-
Loan advances	-	(4,001)
Principal repayments on notes payable	(125,596)	-
Issuance of common stock for cash	1,330,750
Minority interest	448,000

Net cash provided by (used in) financing activities	1,668,154	(4,001)

Foreign currency translation	2,508	-

Net increase (decrease) in cash	932,615	(804)

Cash at beginning of year	555	1,487

Cash at end of year	$933,170	$683

Supplemental disclosure of cash flow information -
Cash paid during the year for:
Interest	$38,346	$-
Income taxes	$-	$-

F- 7 See accompanying notes to the consolidated financial statements for additional disclosure of non-cash investing and financing activities.

F-7

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

1. ORGANIZATION

Organization and Nature of Operations

eRXSYS, Inc. (formerly known as Surforama.com, Inc. (“Surforama”)), a Nevada corporation, was incorporated in October 1999 and is located in Southern California. Surforama was in the business of developing and marketing end to end online advertising and classified solutions for service providers, corporations and individuals. In August 2002, two major shareholders of Surforma entered into an agreement to sell a controlling interest in Surforama to a new shareholder who became the chief executive officer (“CEO”) affecting a change of control. Such transaction was not finalized until April 2003. In April 2003, as a result of the difficulty in raising additional working capital to execute this business plan, Surforama reorganized its operations to implement a business plan to commercialize a pharmaceutical management system that combines automated prescription-writing technology for physicians with dedicated high-tech pharmacy operations to serve the needs of the physician members’ patients.

To execute this new business plan, the CEO of Surforama, through his wholly owned company RxSystems, Inc., assigned to Surforama a license to acquire the exclusive rights (the “License”) to operate Safescript Pharmacies in California, Oregon, Washington, and Alaska (See Note 4). Surforama entered into a joint venture with TPG, LLC named Safescript Pharmacies of California, LLC (“Joint Venture”). Surforama owns 51% of the Joint Venture with TPG, LLC owning the remaining 49% (minority owner). In June 2003, Surforama also formed a wholly owned subsidiary, Safescript of California, Inc. (“Safescript”), which is to own and operate the pharmacies. Two of Surforama’s shareholders each own 19.4% of TPG, LLC. In accordance with the Joint Venture agreement, the minority owner is to contribute $230,000 to fund the start up costs of each new pharmacy. As of November 30, 2003, the minority owner has contributed a total of $448,000 in cash to the Joint Venture. eRXSYS is to manage the pharmacy operations in the Joint Venture.

In October 2003, Surforama changed its name to eRXSYS, Inc.

eRXSYS, Inc., Safescript and Joint Venture are hereinafter collectively referred to as the “Company”.

Termination of Development Stage Activities

Effective October 2003, the Company commenced its planned principal operations when its first pharmacy located in Southern California was opened. As a result, management has determined that the Company is no longer in the development stage. All references to cumulative financial statements have been eliminated in the accompanying consolidated financial statements.

F-8

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

1. ORGANIZATION (continued)

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of November 30, 2003, the Company had an accumulated deficit of approximately $1,781,000, recurring losses from operations and negative cash flow from operating activities of approximately $625,000.

The Company intends to fund operations through increased sales and debt and equity financing arrangements, which maybe insufficient to fund its capital expenditures, working capital or other cash requirements for the year ending December 31, 2004 (On February 2, 2004, the Company filed a Form 8-K with the Securities and Exchange Commission (the “SEC”) to report a change of its fiscal year end from November 30 to December 31.)

Thereafter, the Company will be required to seek additional funds to finance its long-term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

In response to these problems, management has taken the following actions:
  The Company is opening new pharmacies.
  The Company is aggressively signing up new physicians.
  The Company is seeking investment capital through the public markets.
These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

F-9

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002

______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company's consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP") in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of eRXSYS, Inc., its wholly owned subsidiary, Safescript, and its 51% owned Joint Venture. The Company has the ability to exercise control over the Joint Venture. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, among others, potential third party contractual adjustments, current and deferred taxes, the deferred tax asset valuation allowance, and realization of inventories and long-lived assets. Actual results could materially differ from these estimates.

Concentrations of Credit Risks

The financial instruments that potentially expose the Company to a concentration of credit risk principally consist of cash. The Company places its cash with high credit quality institutions.

From time to time the Company maintains cash balances at certain financial institutions in excess of the Federal Deposit Insurance Corporation (“FDIC”) limit of $100,000. At November 30, 2003, such balances in excess of the FDIC limit were approximately $883,000.

F-10

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002

_______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risks (continued)

The Company’s leased stores are subject to licensing and regulation by the health, sanitation, safety, building and fire agencies in the state or municipality where located. Difficulties or failures in obtaining or maintaining the required licensing or approvals could prevent the continued operation of such stores. Management believes that the Company is operating in substantial compliance with all applicable laws and regulations.

The Company currently purchases 82% and 16% of its inventory of prescription drugs from two wholesale drug vendors. Management believes that the wholesale pharmaceutical and non-pharmaceutical distribution industry is highly competitive because of the consolidation of the retail pharmacy industry and the practice of certain large retail pharmacy chains to purchase directly from product manufacturers. Although management believes the Company could obtain its inventory through another distributor at competitive prices and upon competitive payment terms if the Company’s relationships with its drug vendors were terminated, there can be no assurance that the termination of such relationships would not adversely affect the Company.

The Company has a geographic concentration since it is licensed to operate Safescript Pharmacies only in California, Oregon, Washington and Alaska. See Note 4 for additional information about the Company’s license.

The Company’s pharmacies sell highly regulated and high-risk drugs that are prescribed by physicians who sign up for automated prescription-writing technology. The Company’s business may be directly affected by the number of physicians it is able to sign up.

Risks and Uncertainties

The Company operates in a highly competitive industry that is subject to intense competition. The Company has a limited operating history and has not yet generated significant revenue from its business operations. As a new operating entity, the Company faces risks and uncertainties relating to its ability to successfully implement its business strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing expanding operations; competition; attracting, retaining and motivating qualified personnel; maintaining and developing new strategic relationships; and the ability to anticipate and adapt to the changing markets and any changes in government regulations. Therefore, the Company may be subject to the risks of delays in obtaining or failing to obtain regulatory clearance and other uncertainties, including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risk of business failure.

F-11

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Governmental Regulations

The pharmacy business is subject to extensive and often changing federal, state and local regulations, and our pharmacies are required to be licensed in the states in which they are located or do business. While management continuously monitors the effects of regulatory activity on the Company’s operations and we currently have a pharmacy license for each pharmacy the Company operates, the failure to obtain or renew any regulatory approvals or license could adversely affect the continued operations of the Company.

The Company is also subject to federal and state laws that prohibit certain types of direct and indirect payments between healthcare providers. These laws, commonly known as the fraud and abuse laws, prohibit payments intended to induce or encourage the referral of patients to, or the recommendation of, a particular provider or items or services. Violation of these laws can result in a loss of licensure, civil and criminal penalties and exclusion from various federal and state healthcare programs.

The Company expands considerable resources in connection with compliance efforts. Management believes that the Company is in material compliance with federal and state regulations applicable to its business.

The Company is also impacted by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which mandates, among other things, the adoption of standards to enhance the efficiency and simplify the administration of the healthcare system. HIPAA requires the Department of Health and Human Services to adopt standards for electronic transactions and code sets for basic healthcare transactions such as payment and remittance advice (“transaction standards”); privacy of individually identifiable healthcare information (“privacy standards”); security and electronic signatures (“security standards”), as wells as unique identifiers for providers, employers, health plans and individuals; and enforcement. The Company is required to comply with these standards and is subject to significant civil and criminal penalties for failure to do so. Management believes the Company is in material compliance with these standards. There can be no assurance, however, that future changes will not occur which the Company may not be, or may have to incur significant costs to be, in compliance with any new standards or regulations.

Management anticipates that federal and state governments will continue to review and assess alternate healthcare delivery system, payment methodologies and operational requirements for pharmacies. Given the continuous debate regarding the cost of healthcare services, management cannot predict with any degree of certainty what additional healthcare initiatives, if any, will be implemented or the effect any future

F-12

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

legislation or regulation will have on the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or estimated market, and consist primarily of pharmaceutical drugs. Market is determined by comparison with recent sales or net realizable value. Such net realizable value is based on management’s forecasts for sales of the Company’s products or services in the ensuing years and/or consideration and analysis of changes in customer base, product mix, payor mix, third party insurance reimbursement level or other issues that may impact the estimated net realizable value. Should the demand for the Company’s products prove to be significantly less than anticipated, the ultimate realizable value of the Company’s inventories could be substantially less than reflected in the accompanying consolidated balance sheet.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, which generally range between three and five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease terms. The Company has assumed that leases with terms of less than five years will be renewed and has used the estimated renewal time frame for amortization purposes. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement, other disposition of property and equipment or termination of a lease, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in results of operations.

Long-Lived Assets

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.” SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS No. 144 also requires companies to separately

F-13

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets (continued)

report discounted operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell. The provision of this statement for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated commitments to sell such assets, as defined, by management. As a result, management cannot determine the potential effects that adoption of SFAS No. 144 will have on its consolidated financial statements with respect to any future disposal decisions. As of November 30, 2003, management, principally based on a third party valuation of the Company’s intangible assets, has determined that no such impairment exists and therefore, no adjustments have been made to the carrying values of long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s services and products will continue which could result in impairment of long-lived assets in the future.

Business Combinations

SFAS No. 141, "Business Combinations," which is effective for transactions initiated after June 30, 2001, eliminates the pooling of interest method of accounting for business combinations and requires that all business combinations occurring after July 1, 2001 be accounted for using the purchase method. The adoption of SFAS No. 141 did not have an impact on the Company’s consolidated financial statements.

Emerging Issues Task Force (“EITF”) No. 98-3, “Determining Whether a Nonmonetary Transaction Involves Receipt of a Productive Asset or of a Business,” defines the elements necessary to evaluate whether a business has been received in a nonmonetary exchange transaction. EITF 98-3 defines a business as a self-sustaining integrated set of activities and assets conducted and managed for the purpose of providing a return to investors. A business consists of (a) inputs, (b) processing applied to those inputs, and (c) resulting outputs that are used to generate revenues. Pursuant to EITF 98-3, since the acquisition of certain assets (See Note 4) did not have all the required elements to be considered the acquisition of a business, the Company recorded the transaction as an asset purchase.

F-14

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible Assets

SFAS No. 142, "Goodwill and Other Intangible Assets", which is effective for fiscal years beginning after December 15, 2001, addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives. SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition. Impairment losses for goodwill and indefinite-life intangible assets that arise due to the initial application of SFAS No. 142 are to be reported as a change in accounting principle. The adoption of SFAS No. 142 did not have a material effect on the Company’s consolidated financial statements.

Revenue Recognition

The Company generates revenue from prescription drug sales which are reimbursable by third-party insurance carriers and government agencies. The Company’s ultimate expected revenue may be adjusted for contractual allowances by these third-party insurance carriers and/or government agencies and are adjusted to actual as cash is received and charges are settled. The Company is in the process of monitoring its revenues from these sources and is creating several criteria in developing a historical trend analysis based on actual claims paid in order to estimate these potential contractual allowances on a monthly basis. As the Company is considered to be in the startup stage and lacks sufficient operational history, management is unable to estimate the fixed settlement of such revenue. Therefore, the Company is recognizing revenue on a cash basis until such time as management has developed the history and trends to estimate potential contractual adjustments. On an accrual basis, the Company would have recorded additional revenue of approximately $12,000 for the period ended November 30, 2003.

The Company accounts for shipping and handling fees and costs in accordance with EITF 00-10 “Accounting for Shipping and Handling Fees and Costs.” Such fees and costs are immaterial to the operations of the Company.

F-15

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

The Company expenses the cost of advertising when incurred. Advertising costs for the years ended November 30, 2003 and 2002 were immaterial to the consolidated financial statements, and are included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”.  SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse (See Note 7).

Comprehensive Loss

The Company reports comprehensive loss in accordance with SFAS No. 130, “Reporting Comprehensive Income”.  SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components.  SFAS No. 130 requires unrealized holding gains and losses, net of related tax effects, on available for sale securities to be included in comprehensive income until realized.  Translation gains or losses are also included in comprehensive income in the accompanying consolidated statements of stockholders’ equity (deficit) and comprehensive loss. For the period ended November 30, 2003, the Company had no foreign sales and does not expect to have any in 2004.

F-16

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

SFAS No. 107 “Disclosures about Fair Value of Financial Instruments” requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. Management believes that the carrying amounts of the Company’s financial instruments, consisting primarily of cash, accounts payable and accrued liabilities payable to outsiders approximated their fair value as of November 30, 2003, due to their short-term nature.

In the opinion of management, the fair value of payables to related parties cannot be estimated without incurring excessive costs; for that reason, the Company has not provided such disclosure. Other information about related-party liabilities (such as the carrying amount, the interest rate, and the maturity date) is provided, where applicable, elsewhere in the notes to the consolidated financial statements.

Segment Information

The Company discloses information regarding segments in accordance with SFAS No. 131 “Disclosure about Segments of an Enterprise and Related Information”.  SFAS No. 131 establishes standards for reporting of financial information about operating segments in annual financial statements and requires reporting selected information about operating segments in interim financial reports.  As of November 30, 2003, the Company operates only one store in the state of California, which represents the only segment that the Company has as of that date.

Stock Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value based method as prescribed by Accounting Principles Board (“APB”) Opinion No. 25, "Accounting for Stock issued to Employees." Under the intrinsic value based method, compensation expense is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

SFAS No. 123, "Accounting for Stock-Based Compensation," if fully adopted, changes the method of accounting for employee stock-based compensation to the fair value based method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant, stock volatility and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service

F-17

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation (continued)

period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 is optional and the Company has elected to account for stock-based compensation issued to employees using APB Opinion No. 25; however, pro forma disclosures, as if the Company adopted the cost recognition requirement under SFAS No. 123, are required to be presented. For stock-based compensation issued to non-employees, the Company uses the fair value method of accounting under the provisions of SFAS No. 123.

FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25," clarifies the application of APB No. 25 for (a) the definition of employee for purpose of applying APB No. 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Management believes that the Company accounts for transactions involving stock compensation in accordance with FIN 44.

SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of SFAS No. 123," was issued in December 2002 and is effective for fiscal years ending after December 15, 2002. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. At November 30, 2003 the Company has one stock-based employee compensation plan which is described more fully in Note 8. As of November 30, 2003, there were no options granted under the plan.

Basic and Diluted Loss Per Common Share

The Company computes loss per common share using SFAS No. 128 “Earnings Per Share”. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts, such as stock options and warrants to issue common stock, were exercised or converted into common stock. There were no dilutive potential common shares at November 30, 2003 or 2002. Because the Company has incurred net losses and

F-18

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Loss Per Common Share (continued)

there are no potential common shares, basic and diluted loss per common share are the same.

Recently Issued Accounting Pronouncements

SFAS No. 143, "Accounting for Asset Retirement Obligations," establishes standards associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for financial statements for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 did not have an impact the Company’s consolidated financial statements.

SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," is effective for such activities initiated after December 31, 2002. Activities of this type include restructurings (such as relocation of a business and fundamental reorganizations of a business itself), which may give rise to costs such as contract cancellation provisions, employee relocation and one-time termination costs. SFAS No. 146 prohibits liability recognition based solely on management's intent, and requires that liabilities be measured at estimated fair value. The adoption of SFAS No. 146 did not have an impact on the Company’s consolidated financial statements.

In November 2002, the FASB issued FASB Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN No. 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the estimated fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the disclosure requirements became applicable in 2002. The Company is complying with the disclosure requirements of FIN No. 45. The other requirements of this pronouncement did not materially affect the Company’s consolidated financial statements.

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB 51.” The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities or “VIEs”) and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from

F-19

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures.

As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined (“SBIs”), are as follows: (a) For interests in special-purpose entities: periods ended after December 15, 2003; and (b) For all other VIEs: periods ending after December 15, 2004. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIEs. The Company is evaluating the effects of FIN No. 46 (as amended) on its future consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, “Amendments of Statement 133 on Derivative Instruments and Hedging Activities,” which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. This pronouncement is effective for contracts entered into or modified after June 30, 2003 (with certain exceptions), and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position (“FSP”) FAS 150-3 (“FSP 150-3”), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150’s measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 (as amended) on the aforementioned effective dates. The adoption of this pronouncement did not have a material impact on the Company’s results of operations or financial condition.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC

F-20

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Reclassification

Certain amounts in the consolidated financial statements for November 30, 2002 have been reclassified to conform to the November 30, 2003 presentation. Such reclassification had no effect on stockholders’ equity (deficit) as previously reported.

3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at November 30, 2003:

Furniture and equipment	$ 21,307
Computer equipment and information systems	25,619
Leasehold improvements	29,362
76,288

Less accumulated depreciation and amortization	(4,022)

$ 72,266

4. INTANGIBLE ASSETS

On May 27, 2003, the Company acquired the rights to an exclusive license (“License”) to operate Safescript Pharmacies in California, Oregon, Washington, and Alaska. The Company acquired the License from RxSystems, a development stage company wholly owned by the current CEO of the Company. The license was originally acquired by RxSystems from Safescript Pharmacies, Inc. (formerly known as RTIN Holdings, Inc.)(the “Licensor”). In connection with this transaction, the Company assumed a note payable to RTIN from RxSystems with an outstanding balance of approximately $3,177,000 (see Note 6), executed a new note payable in the amount of $370,000 (see Note 6) with the CEO and paid $37,000 in cash. Soon after assuming the note payable, the Licensor and the Company agreed to convert $2,000,000 of the note payable into 100,000 shares of preferred stock, which were then converted into 4,444,444 shares of restricted common stock of the Company with an estimated fair value of approximately $1,393,000 (see below). The Company recorded the difference of approximately $607,000 (representing the excess of the carrying value of the portion of the note payable

F-21

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

4. INTANGIBLE ASSETS (continued)

converted over the estimated fair value of the common stock issued) as a reduction of the purchase price allocated to the acquired asset.

In accordance with SFAS 141 and EITF 98-3, the Company had a third-party valuation firm estimate the fair value of the acquired License and the consideration given. Based on this independent valuation, the Company recorded the following amounts, as adjusted, in the accompanying consolidated balance sheet:

License rights	$-
Cost in excess of estimated fair value	2,977,000
Intangible assets	$2,977,000

Consideration:
Notes payable	$1,547,000
Common stock	1,393,000
Cash paid	37,000
$2,977,000

5. SHORT-TERM NOTE PAYABLE

During the year ended November 30, 2003, the Company entered into an unsecured note payable (“Note A”) with a third party for $15,000. Note A accrues interest at a fixed rate of 5% per annum and matures in March 31, 2004. The Company intends to pay Note A when it matures. At November 30, 2003, the total outstanding principal balance on Note A was $15,000.

6. NOTES PAYABLE TO RELATED PARTY AND A STOCKHOLDER

The Company assumed a note payable (“Note B”) of approximately $3,177,000, in connection with the acquisition of a License (See Note 4), of which $2,000,000 was converted into 4,444,444 shares of the Company’s restricted common stock. The remaining balance of approximately $1,177,000 is payable in monthly installments of $25,000 including interest at 5% per annum with a balloon payment of approximately $802,000 due in December 2004. Note B is secured by the License. At November 30, 2003, the total outstanding principal balance on Note B was approximately $1,055,000.

The Company entered into a note payable (“Note C”) with a stockholder for $370,000 in connection with the acquisition of a License (see Note 4). Note C accrues interest at a fixed rate of 5% per annum with payments of $10,061 per month commencing January

F-22

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

6. NOTES PAYABLE TO RELATED PARTY AND A STOCKHOLDER (continued)

2004. Note C is secured by the License and matures in May 2007. At November 30, 2003, the total outstanding principal balance on Note C was $370,000.

Principal amounts due on these notes payable consist of the following for the years ending November 30:

2004	$337,765
2005	910,565
2006	114,536
2007	61,716

1,424,582

Less current portion	(337,765)

$1,086,817

Interest expense for the years ended November 30, 2003 and 2002 was immaterial to the consolidated financial statements.

7. INCOME TAXES

The components of the provision (benefit) for income taxes consists of the following for the years ended November 30:

	2003	2002
Current:
Federal	$-	$-
State	-	-
Total Current	-	-
Deferred: Federal	-	-
State	-	-
Total Deferred
	$-	$-

F-23

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

7. INCOME TAXES (continued)

The net deferred income tax asset consists of the following at November 30:

	2003	2002

Net Operating Losses	$620,000	$ 90,000
Valuation allowance	(620,000)	(90,000)
	--	-
Deferred income tax liabilities	-	-

	$-	$ -

Based upon the net operating losses incurred since inception, management has determined that it is more likely than not that the deferred tax assets as of November 30, 2003 and 2002 will not be realized. Consequently, the Company has established a valuation allowance against the entire deferred tax asset.

As of November 30, 2003, the Company has federal and state net operating losses of approximately $1,781,000 million that begin to expire in 2022 and 2009 for federal and state purposes, respectively.

The utilization of some or all of the Company’s net operating losses may be severely restricted now or in the future by a significant change in ownership as defined under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended. In addition, utilization of the Company’s California net operating losses for the years beginning in 2002 and 2003 has been suspended under state law.

A reconciliation of income taxes computed at the U.S. Federal Statutory income tax rate to the provision for income taxes is as follows:

	2003	2002

U.S. Federal Statutory tax at 34%	$527,000	$ 75,000
State Taxes, net of federal benefit	93,000	15,000
Valuation Allowance	(620,000)	(90,000)

Provision for income taxes	$-	$ -

F-24

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

8. EQUITY TRANSACTIONS

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.001 per share. The preferred shares do not have any voting rights or liquidation preferences. At November 30, 2003, no shares of preferred stock were issued or outstanding nor has any class of preferred stock been designated.

Common Stock

During the year ended November 30, 2003, the Company issued 4,444,444 shares of restricted common stock to the Licensor in connection with the conversion of $2,000,000 of a certain note payable (see Notes 4 and 6).

During the year ended November 30, 2003, the Company issued 5,323,000 shares of restricted common stock at $0.25 per share in a private placement for $1,330,750 in cash. Subsequent to November 30, 2003, the Company issued 46,400 shares of restricted common stock to finders in connection with this private placement.

During the year ended November 30, 2003, the Company issued 4,013,600 shares of restricted common stock to various consultants valued at $1,329,008 (estimated to be the fair value based on the trading prices on the issuance dates), of which $780,000 was recorded as deferred consulting fees in the accompanying consolidated statements of stockholders’ equity (deficit) and comprehensive loss. The Company is amortizing the deferred consulting fees to consulting expense in the accompanying consolidated statements of operations over the periods of service.

In November 2003, the Company agreed to issue 1,000,000 shares of restricted common stock in connection with the extension of certain consulting contracts. In accordance with the agreement, 600,000 shares were issued in November 2003 and the remaining 400,000 shares were issued in December 2003 and January 2004. The estimated fair value of the 1,000,000 shares was $320,000 (estimated to be the fair value based on the trading price on the issuance dates), of which $192,000 was recorded as deferred consulting fees in the accompanying consolidated statements of stockholders’ equity (deficit) and comprehensive loss as of November 30, 2003 for the 600,000 shares issued during the year then ended. The Company will amortize such amount to consulting expense over the periods of service.

As of November 30, 2003, the Company has amortized $120,000 to consulting fee expense in the accompanying consolidated statements of operations related to these consulting agreements.

F-25

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

8. EQUITY TRANSACTIONS (continued)

Stock Options

During the year ended November 30, 2003, the Company’s Board of Directors approved an Incentive Stock Option Plan (“ISOP”) to grant options to its key personnel. There are two types of options to be granted under the ISOP: i) options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (“Qualified Stock Options”), and ii) Options not specifically authorized or qualified for favorable income tax treatment under the Internal Revenue Code (“Non-Qualified Stock Options”). The ISOP is administered by the board of directors or the compensation committee (the “Administrator”). The Company is authorized to grant qualified stock options to any of the Company’s employees or directors.

The purchase price for the shares subject to any option shall be determined by the ISOP Administrator at the time of the grant, but shall not be less than 85% of fair market value per share. Anything to the contrary notwithstanding, the purchase price for the shares subject to any Qualified Stock Option shall not be less than 100% of fair market value of the shares of Common Stock of the Company on the date the stock option is granted. In the case of any Qualified Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any of its subsidiaries, the option price shall not be less than 110% of the fair market value per share of the common stock of the Company on the date the option is granted.

No option shall be exercisable after the expiration of the earliest of: (a) ten years after the date the option is granted, (b) three months after the date the optionee’s employment with the Company and its subsidiaries terminates, or a non-employee director or consultant ceases to provide services to the Company, if such termination or cessation is for any other reason other than disability or death, (c) one year after the date the optionee’s employment with the Company, and its subsidiaries, terminates, or a non-Employee Director or Consultant ceases to provide services to the Company, if such termination or cessation is a result of death or Disability; provided, however, that the Option agreement for any option may provide for shorter periods in each of the foregoing instances.

The ISOP Administrator has the right to set the time or the times within which each option shall vest or be exercisable and to accelerate the time or times of vesting and exercise; provided however each option shall provide the right to exercise at the rate of at least 20% per year over five years from the date the option is granted. Unless otherwise provided by the ISOP Administrator, each option will not be subject to any vesting requirements.

At November 30, 2003, no options have been granted under the plan.

F-26

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

9. LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the years ended November 30:

	2003	2002

Numerator for basic and diluted loss per common share:
Net loss charged to common stockholders	$ (1,458,995)	$ (216,523)

Denominator for basic and diluted loss per common share:
Weighted average number of shares outstanding	24,115,700	19,828,899

Basic and diluted loss per common share	(0.06	$ (0.01)

10. OTHER RELATED PARTY TRANSACTIONS

During the year ended November 30, 2002, the Company entered into an unsecured note payable (“Note D”) to two former shareholders for $140,193. Note D was non-interest bearing and due on demand. During fiscal 2003, such former shareholders assigned their respective right to the receivables from the Company to the CEO when he acquired their ownership interests (see Note 1). In November 2003, the CEO agreed, as subsequently amended in February 2004, to convert the remaining balance of $133,608 into 220,429 shares of the Company’s restricted common stock at a per-share price of $0.61 (estimated to be the fair value based on the trading price on the date of agreement). Although the amendment was in 2004, since the original agreement was executed in fiscal 2003, the Company treated the shares as issued and outstanding at November 30, 2003.

F-27

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

11. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company occupies buildings and retail space under operating lease agreements expiring on various dates through February 2009 with monthly payments ranging from approximately $600 to $2,200. Certain leases include future rental escalations and renewal options.

At November 30, 2003 future minimum payments under operating leases approximated the following for the years ending and thereafter:

2004	$76,000
2005	64,000
2006	66,000
2007	67,000
2008	58,000
Thereafter	16,000

$347,000

Total rent expense for the year ended November 30, 2003 was approximately $20,000 and is included in selling, general, and administrative expenses in the accompanying consolidated statement of operations. Rent expense for fiscal 2002 was immaterial to the consolidated financial statements.

Legal Matters

From time to time, the Company may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations or discrimination or breach of contract actions incidental to the normal operations of the business. The Company is currently not involved in any such litigation which management believes could have a material adverse effect on its financial position or result of operations.

The provisions of retail pharmacy services entails an inherent risk of medical and professional malpractice liability. The Company may be named as a defendant in such lawsuits and thus become subject to the attendant risk of substantial damage awards. Management believes the Company has adequate professional and medical malpractice liability insurance coverage. There can be no assurance, however, that the Company will not be sued, that any such lawsuit will not exceed our insurance coverage, or that the Company will be able to maintain such coverage at acceptable costs and on favorable terms.

F-28

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

11. COMMITMENTS AND CONTINGENCIES (continued)

Other Commitments

Under the terms of the License (See Note 4) the Company is required to pay $20,000 per store opening and monthly royalty fees of 4% on gross revenue from pharmacy sales. As of and for the year ended November 30, 2003, such royalty fees were immaterial to the consolidated financial statements.

12. SIGNIFICANT FOURTH QUARTER ADJUSTMENTS

During the fourth quarter of fiscal 2003, the Company recorded certain adjustments (as described below), which affected the originally reported results of operations for the quarter ended August 31, 2003. The Company recorded an adjustment relating to the amortization of intangible assets (See Note 4). Such adjustment reversed the entire amortization expense of $44,800 that was recorded in the third quarter of fiscal 2003.

The Company recorded an adjustment relating to amortization of prepaid insurance expense. Such adjustment capitalized $24,225 that was expensed in the third quarter of fiscal 2003.

The Company recorded an adjustment to compensation expense related to issuing restricted stock in the third fiscal quarter. Such adjustment reduced compensation expense by $27,562 which was recorded in error.

The following table illustrates the impact of the above adjustments on the net loss as previously reported:

Quarter ended August 31, 2003 (Unaudited)
Net loss as previously reported	$(725,131)

Adjustments to reduce expenses	96,587

Adjusted net loss	$(628,544)

The above adjustments decreased the loss per common share from $0.034 to $0.029.

F-29

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

13. SUBSEQUENT EVENTS (UNAUDITED)

In February 2004, the Licensor announced that it has been notified that the SEC may commence an enforcement action against the Licensor and certain executive officers of the Licensor for alleged violation of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company is a separate legal entity from the Licensor and has not been named in the investigation. Management does not believe that the investigation will have an adverse effect on the Company’s pharmacy operations which receive technology support and call center support from the Licensor’s wholly-owned subsidiary, SafeMed Systems, Inc. (“SafeMed”). Pursuant to the License agreement, the Licensor is required to place in escrow (1) a working copy of all software used by SafeMed and Safescript and (2) copies of all systems descriptions, patents, patent applications, and hardware specifications for Safescript Pharmacies. If the Licensor is in material default of the aforementioned terms of the license agreement, and that default continues for longer than 72 hours, the Company is entitled to possession of all escrowed materials. If the Licensor is in material default under any other term of the license agreement for a period of 30 days, the Company is entitled to possession of all escrowed materials. As of March 2004, monthly installments of $25,000 for the note payable due to the Licensor (Note B - Note 6) are two months in arrears. The Company is negotiating the return of certain shares of restricted common stock issued to the Licensor to retire $2,000,000 of a note payable (See Notes 4 and 6).

To mitigate the risk of disruption to pharmacy operations, the Company is evaluating additional technologies in the event that SafeMed is unable to fulfill its contractual obligation and/or the application source code is unavailable.

In November 2003, the Company exercised an option with the Licensor to acquire the exclusive licensing rights for the State of Florida (“Florida License”). The Florida License grants the Company an exclusive right to exploit a pharmaceutical management system, including patent-pending software and proprietary operating methodologies in the State of Florida. In consideration for exercising this option, the Company made a non-refundable payment to the Licensor in the amount of $50,000 which was expensed in fiscal 2003 and is included in other expense in the accompanying consolidated statements of operations. This payment to exercise the option applies toward the purchase price of the Florida License. In February 2004, management decided not to acquire the Florida License. As a result, the Company is not obligated to take any further action or make any additional payments.

F-30

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended November 30, 2003 and 2002
_______________________________________________________________________________________________________________________

13. SUBSEQUENT EVENTS (UNAUDITED) (continued)

Subsequent to the year ended November 30, 2003, the Company is continuing leasehold improvements on its second pharmacy located in Riverside, California. The anticipated opening date of this pharmacy is April 2004. The lease for the Company’s third pharmacy located in Kirkland, Washington was executed in January 2004. The Company has not commenced leasehold improvements for the Kirkland, Washington location.

In December 2003, the Company issued 74,600 shares of restricted common stock to a consultant for services valued at approximately $32,000 (estimated to be the fair value based on the trading price on the issuance date).

In December 2003, the Company issued 469,549 shares of restricted common stock to employees and directors in lieu of benefit reimbursements relating to the period from August through December 2003. Such shares were valued at approximately $195,000 (estimated to be the fair value based on the trading price on the issuance date).

In December 2003, the Company issued two executives 500,000 shares of restricted common stock each. Such shares were valued at approximately $400,000 (estimated to be the fair value based on the trading price on the issuance date).

F-31

eRXSYS, Inc. and Subsidiaries

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

SEPTEMBER 30, 2004

eRXSYS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2004
UNAUDITED
_________________________________________________________________________________________________________________________

ASSETS

Current Assets
Cash	$854,388
Restricted cash	150,000
Inventories	341,305
Prepaid expenses and other assets	45,642

1,391,335

Property and Equipment, net	533,721

$1,925,056

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$557,660
Notes payable to related party and stockholders	1,013,465

1,571,125

Notes Payable to Related Party and Stockholder, net of current portion	370,000

1,941,125

Minority Interest	689,342

Commitments and contingencies

Stockholders' Deficit
Preferred shares; par value $0.001 per share;
authorized 5,000,000 shares; no preferred shares issued
and outstanding	-

Common shares; par value $0.001 per share;
authorized 70,000,000 shares; 44,777,899 common shares issued and
outstanding	44,778

Additional paid-in capital, net	8,710,223

Deferred compensation	(336,000)

Accumulated deficit	(9,124,412)

Stockholders' deficit	(705,411

$1,925,056

See accompanying notes to consolidated financial statements

F- 32

eRXSYS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
________________________________________________________________________________________________________________________

THREE MONTHS ENDED SEPTEMBER 30, NINE MONTHS ENDED SEPTEMBER 30,
2004 2003 2004 2003

GROSS SALES	$350,459	$-	$703,167	$-

COST OF SALES	(395,618)	-	(960,629)	-

GROSS LOSS	(45,159)	-	(257,462)	-

OPERATING EXPENSES
Salaries and related	412,091	442,643	889,484	442,643
Consulting and other compensation	372,934	54,253	1,784,937	533,084
Selling, general and administrative	478,974	281,516	1,047,411	329,116
Impairment of intangible asset	-	-	2,977,448	-
TOTAL OPERATING EXPENSES	1,263,999	778,412	6,699,280	1,304,843

OPERATING LOSS	(1,309,158)	(778,412)	(6,956,742)	(1,304,843)

OTHER (EXPENSE) INCOME
Interest expense	-	(14,905)	(26,157)	(26,058)
Interest income	4,476	887	436	887.00
Other expense	(87)	-	(507)	-
TOTAL OTHER INCOME (EXPENSE)	4,389	(14,018)	(26,228)	(25,171)

LOSS BEFORE MINORITY INTEREST	(1,304,769)	(792,430)	(6,982,970)	(1,330,014)
MINORITY INTEREST	172,346	-	391,299	-

NET LOSS	$(1,132,423)	$(792,430)	$(6,591,671)	$(1,330,014)

Basic and diluted loss per common share	$(0.03)	$(0.02)	$(0.17)	$(0.06)

Basic and diluted weighted average number of common shares
outstanding	44,717,842	39,998,055	38,584,715	21,287,343

See accompanying notes to consolidated financial statements

F-33

eRXSYS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTH ENDED SEPTEMBER 30, 2004 AND 2003
UNAUDITED
_________________________________________________________________________________________________________________________

NINE NINE
MONTHS ENDED MONTHS ENDED
9/30/2004 9/30/2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(6,591,671)	$(1,330,014)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization of property and equipment	27,871	82,368
Amortization of deferred consulting fee	456,400	-
Impairment of intangible asset	2,977,448	-
Minority interest in net loss of Joint Venture	(391,299)	15,138
Issuance of common stock for services	864,401	-
Changes in operating assets and liabilities:
Restricted cash	(150,000)	-
Inventories	(303,257)	-
Prepaid expenses and other current assets	(13,966)	(4,567)
Accounts payable and accrued liabilities	445,616	722,472
Related party payable	(14,797)	(13,581)

Net cash used in operating activities	(2,693,254)	(528,184)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(490,821)	-
Purchase of market license	-	(37,000)

Net cash used in investing activities	(490,821)	(37,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments on notes payable to related party and shareholder	(145,131)	-
Borrowings on notes payable to related party and shareholder	109,409	-
Issuance of common stock for cash	2,650,030	1,335,141
Issuance of common stock in connection with issuance of notes payable	9,500	-
Minority interest	704,213	200,000

Net cash provided by financing activities	3,328,021	1,535,141

Net increase in cash	143,946	969,957

Cash at beginning of period	710,442	806

Cash at end of period	$854,388	$970,763

See accompanying notes to consolidated financial statements

F- 34

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
September 30, 2004 and 2003
_______________________________________________________________________________________________________________________

1. ORGANIZATION AND BASIS OF PRESENTATION

eRXSYS, Inc. was organized as a Nevada corporation on October 22, 1999 under the name Surforama.com, Inc. (“Surforama”). From October 1999 to August 2002, Surforama was in the business of developing and marketing on-line advertising for service providers, corporations and individuals. After this time, the Company reorganized its operations. The Company is now engaged in the business of operating pharmacies that specialize in the dispensing of highly regulated pain medication by utilizing technology that allows physicians to transmit prescriptions from a wireless hand-held device or desktop computer directly to our dedicated pharmacies, thus eliminating or reducing the need for paper prescription. Because the focus is on physicians whose practice necessitates that they frequently prescribe medication to manage their patients’ chronic pain, non-prescription drugs, or health and beauty related products such as walking canes, bandages and shampoo are not typically kept in inventory. We derive our revenue from the sale of prescription drugs. The majority of the business is derived from member physicians who transmit prescriptions directly to our store electronically. “Walk-in” prescriptions from non-member physicians are limited.

In April 2003, Surforama entered into a joint venture with TPG Partners, L.L.C. (“TPG”) to form Safescript Pharmacies of California, L.L.C. (“Joint Venture”). This Joint Venture was formed to establish and operate pharmacies. Surforama own 51% of the Joint Venture with TPG owning the remaining 49% (minority owner). In June 2003, the Joint Venture formed a wholly owned subsidiary, Safescript of California, Inc. (“Safescript”), to own and operate the pharmacies. Effective September 8, 2004, Safescript filed amended articles of incorporation and changed its name to Assured Pharmacies, Inc. (“API”).

In October 2003, the Company changed its name to eRXSYS, Inc. (“eRXSYS”).

In February 2004, eRXSYS entered into an agreement with TAPG, L.L.C. ("TAPG"), a Louisiana limited liability company, and formed Safescript Northwest, Inc. ("Safescript Northwest"), a Louisiana corporation. Effective August 19, 2004, Safescript Northwest filed amended articles of incorporation and changed its name to Assured Pharmacies Northwest, Inc. ("APN"). eRXSYS owns 75% of APN, while TAPG owns the remaining 25%. In accordance with our shareholders agreement with TAPG, TAPG will provide start-up costs in the amount of $335,000 per pharmacy location established up to five (5) pharmacies, and eRXSYS will contribute technology, consulting services, and marketing expertise.

F-35

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
September 30, 2004 and 2003
_______________________________________________________________________________________________________________________

1. ORGANIZATION AND BASIS OF PRESENTATION (continued)

Organization and Nature of Operations (continued)

eRXSYS, Inc., API, Joint Venture, and APN are hereinafter collectively referred to as the “Company.”

Going Concern Considerations

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As of September 30, 2004, the Company had an accumulated deficit of approximately $9.1 million, recurring losses from operations and negative cash flow from operating activities for the nine months then ended of approximately $2,700,000.

The Company intends to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital or other cash requirements for the year ending December 31, 2004. The Company will be required to seek additional funds to finance its immediate and long-term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

In response to these problems, management has taken the following actions:
  The Company is suspending the development of new pharmacies for a period of 60 to 90 days to evaluate the potential in existing pharmacies and, where needed, restructure current operations.
  The Company is aggressively signing up new physicians.
  The Company is seeking investment capital through the public markets.

F-36

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
September 30, 2004 and 2003
_______________________________________________________________________________________________________________________

1. ORGANIZATION AND BASIS OF PRESENTATION (continued)

Basis of Presentation

The management of the Company, without audit, prepared the condensed consolidated financial statements for the three and nine months ended September 30, 2004 and 2003. The information furnished has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial reporting. Accordingly, certain disclosures normally included in financial statements prepared in accordance with GAAP have been condensed and consolidated or omitted. In the opinion of management, all adjustments considered necessary for the fair presentation of the Company's financial position, results of operations and cash flows have been included and (except as described in Note 3) are only of a normal recurring nature. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results of operations for the year ending December 31, 2004.

The consolidated financial statements include the accounts of eRXSYS, Inc., its wholly owned subsidiary, API, its 51% owned Joint Venture, and its 75% owned APNI. The Company has control over the Joint Venture and APNI. All significant inter-company accounts and transactions have been eliminated in consolidation.

These condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements as of November 30, 2003, which are included in the Company’s Annual Report on Form 10-KSB/A that was filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2004.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Restricted Cash

As of September 30, 2004, the Company maintained $150,000 in restricted cash which is to be used exclusively to satisfy the Company’s obligations under leases that were personally guaranteed by an officer of the Company in the event that the Company is unable to pay rent at these locations from its operating account.

Inventories

As of September 30, 2004, inventory consisted of finished goods which are pharmaceutical drugs.

F-37

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
September 30, 2004 and 2003
_______________________________________________________________________________________________________________________

Long-Lived Assets

 In July 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards (“SFAS”) No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS No. 144 also requires companies to separately report discontinued operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell.

The provisions of this statement for long-lived assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated commitments by management to sell such assets. As a result, management cannot determine the potential effects that adoption of SFAS No. 144 will have on its consolidated financial statements with respect to future disposal decisions, if any. As of November 30, 2003, principally based on a third party valuation of intangible assets, management determined that no such impairment exists and therefore, no adjustments were made to the carrying values of long-lived assets at that date. There can be no assurance, however, that market conditions will not change or demand for the Company’s services and products will continue which could result in impairment of long-lived assets in the future.

Goodwill and Intangible Assets

SFAS No. 142, "Goodwill and Other Intangible Assets", which is effective for fiscal years beginning after December 15, 2001, addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and identifiable intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives. SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about goodwill and intangible assets in the years subsequent to their acquisition. Impairment losses for goodwill and indefinite-life intangible assets that arise due to the initial application of SFAS No. 142 are to be reported as a change in

F-38

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
September 30, 2004 and 2003
_______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Intangible Assets (continued)

accounting principle.

In March 2004, management determined that the license underlying the License Agreement entered into with Safescript Pharmacies, Inc. was 100% impaired (see Note 3).

Revenue Recognition

The Company generates revenue from prescription drug sales which are reimbursable by third-party insurance carriers and government agencies. The Company’s ultimate expected revenue may be adjusted for contractual allowances by these third-party insurance carriers and/or government agencies, and are adjusted to actual as cash is received and charges are settled. The Company is monitoring its revenues from these sources and is creating several criteria in developing a historical trend analysis based on actual claims paid in order to estimate these potential contractual allowances on a monthly basis. As the Company is considered to be in the startup stage and lacks sufficient operational history, management is unable to determine the fixed settlement of such revenue. Therefore, the Company is recognizing revenue on a cash basis until such time as management has developed the history and trends to estimate potential contractual adjustments. On an accrual basis, the Company would have recorded additional revenue of approximately $137,000 and $539,000 for the three months and nine months ended September 30, 2004, respectively.

The Company accounts for shipping and handling fees and costs in accordance with EITF 00-10 “Accounting for Shipping and Handling Fees and Costs.” Such fees and costs are immaterial to the operations of the Company.

Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value based method as prescribed by Accounting Principles Board (“APB”) Opinion No. 25, "Accounting for Stock issued to Employees" and related interpretations. Under the intrinsic value based method, compensation expense is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

SFAS No. 123, "Accounting for Stock-Based Compensation," if fully adopted, changes the method of accounting for employee stock-based compensation to the fair value based

F-39

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
September 30, 2004 and 2003
_______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation (continued)

method. For stock options and warrants, fair value is estimated using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant, stock volatility and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 is optional and the Company has elected to account for stock-based compensation issued to employees using APB No. 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirement of SFAS No. 123, are required to be presented. For stock-based compensation issued to non-employees, the Company uses the fair value method of accounting under the provisions of SFAS No. 123.

FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25," clarifies the application of APB No. 25 for (a) the definition of employee for purpose of applying APB No. 25, (b) the criteria for determining whether a stock option plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Management believes that the Company accounts for transactions involving stock compensation in accordance with FIN 44.

SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of SFAS No. 123," was issued in December 2002 and is effective for fiscal years ending after December 15, 2002. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. At September 30, 2004 the Company has one stock-based employee compensation plan (see Note 5).

F-40

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
September 30, 2004 and 2003
_______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation (continued)

Three Months Ended Nine Months Ended September 30, September 30,
2004 2003 2004 2003

Net loss applicable to common stockholders:
As reported	$(1,132,423)	$(792,430)	$(6,591,671)	$(1,330,014)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(5,875)	-	(17,625)	-
Pro forma	$(1,138,298)	$(792,430)	$(6,609,296)	$(1,330,014)

Basic and diluted loss per common share:
As reported	$(0.03)	$(0.03)	$(0.17)	(0.06)
Pro forma	$(0.03)	$(0.03)	$(0.17)	(0.06)

The above proforma effects of applying SFAS 123 are not necessarily representative of the impact on the results of operations for future years.

Basic and Diluted Loss Per Common Share

The Company computes loss per common share using SFAS No. 128 “Earnings Per Share”. Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts, such as stock options and warrants to issue common stock, were exercised or converted into common stock. There were no dilutive potential common shares at September 30, 2004 or 2003. Because the Company has incurred net losses and there are no potential common shares, basic and diluted loss per common share are the same.

Recently Issued Accounting Pronouncements

In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the estimated fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions

F-41

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
September 30, 2004 and 2003
_______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the disclosure requirements became applicable in 2002. The Company is complying with the disclosure requirements of FIN No. 45. The other requirements of this pronouncement did not materially affect the Company’s consolidated financial statements.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities or "VIEs") and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures.

As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined, are as follows: (a) For interests in special-purpose entities ("SPEs") periods ended after December 15, 2003; and (b) For all other VIEs: periods ending after December 15, 2004. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how a company which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIEs. The Company has determined that it does not have any significant variable interests in any SPEs, and is evaluating the other effects of FIN No. 46 (as amended) on its future consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position ("FSP") FAS 150-3 ("FSP 150-3"), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all manditorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150’s measurement guidance for other types of manditorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June

F-42

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
September 30, 2004 and 2003
_______________________________________________________________________________________________________________________

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

15, 2003. The Company adopted SFAS No. 150 (as amended) on the aforementioned effective dates. The adoption of this pronouncement did not have a material impact on the Company’s results of operations or financial condition.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

 3. INTANGIBLE ASSETS

In 2003, the Company acquired the rights to an exclusive license ("License") to operate Safescript Pharmacies in California, Oregon, Washington, and Alaska from Safescript Pharmacies, Inc., formerly known as RTIN Holdings, Inc., (the "Licensor"). In connection with this transaction, the Company assumed a note payable to the Licensor (see Note 4), executed a new note payable with one of its shareholders who is also its chief executive officer (see Note 5) and paid $37,000 in cash.

On March 12, 2004, the Company entered into a technology license agreement ("Technology License") with Network Technology, Inc. ("RxNT"). The Technology License grants the Company the right to use RxNT’s e-prescribing technology under the Company’s brand name "Assured Script". Pursuant to the Technology License agreement, the Company paid RxNT $50,000 at the execution of the agreement and $50,000 at the launch of the Company’s branded pharmacy. As of September 30, 2004, the Company has paid $100,000 which has been recorded in property and equipment in the accompanying condensed consolidated balance sheet. See Note 7 for additional information.

The Licensor became the subject of an SEC investigation. On March 17, 2004, the Company filed a lawsuit in Nevada State Court against the Licensor seeking damages, declaratory relief, to rescind the License and to recover the consideration paid therefore. On March 19, 2004, the Licensor filed for Chapter 11 bankruptcy protection. The litigation in Nevada State Court has been stayed by reason of the Licensor filing for bankruptcy. The Company refiled substantially the same claim as an adversary proceeding in the Licensor’s bankruptcy case, now pending in the U.S. Bankruptcy court in Tyler, Texas. As of March 31, 2004, management determined that the License was 100% impaired based on (a) the uncertainty of the Licensor’s ability to continue as a going concern, which creates substantial doubt about the Licensor’s ability to continue to support their e-prescribing technology, (b) the Company’s dispute with the Licensor, and

F-43

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
September 30, 2004 and 2003
_______________________________________________________________________________________________________________________

3. INTANGIBLE ASSETS (continued)

(c) the Company’s implementation of the RxNT technologies at its first two pharmacies.

Accordingly, as of March 31, 2004, the Company impaired the entire intangible asset of approximately $2,997,000 in the accompanying September 30, 2004 condensed consolidated statement of operations.

4. NOTES PAYABLE TO RELATED PARTY AND STOCKHOLDERS

The Company assumed a note payable (“Note A”) of approximately $3,177,000 in connection with acquisition of a License (see Note 3), of which $2,000,000 was converted into 4,444,444 shares of the Company’s restricted common stock. The remaining balance of approximately $1,177,000 is payable in monthly installments of $25,000 including interest at 5% per annum with a balloon payment of approximately $802,000 due in December 2004. Note A is secured by the License. At September 30, 2004, the total outstanding principal balance of Note A approximated $1,013,000, and monthly installments were eight months in arrears due to the Company’s dispute with the Licensor (see Note 3).

The Company entered into a note payable (“Note B”) with a stockholder for $370,000 in connection with the acquisition of a License (see Note 3). Note B accrues interest at a fixed rate of 5% per annum. Note B is secured by the License and matures in December 2007. At September 30, 2004, the total outstanding principal balance on Note B was $370,000.

5. EQUITY TRANSACTIONS

Common Stock

During the three months ended September 30, 2004, the Company issued 40,000 shares of restricted common stock to consultants for services rendered valued at approximately $18,400 (estimated to be fair value based on the trading price on the issuance date). Such amount is included in consulting and other compensation in the accompanying statement of operations.

During the three months ended September 30, 2004, the Company issued 25,003 shares of restricted common stock to two members of the Company’s board of director for services rendered valued at approximately $11,501 (estimated to be fair value based on the trading price on the issuance date). Such amount is included in consulting and other compensation in the accompanying statement of operations.

F-44

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
September 30, 2004 and 2003
_______________________________________________________________________________________________________________________

5. EQUITY TRANSACTIONS (continued)

Stock Options (continued)

In 2003, the Company’s Board of Directors approved an Incentive Stock Option Plan (“ISOP”) to grant options to its key personnel.

As of September 30, 2004, under the ISOP, the Company granted options to purchase 240,000 shares of common stock to employees. The stock options have an exercise price of $0.50 (estimated by management to be the grant-date fair market value of the Company’s common stock) and vest one-third each consecutive year following the date of grant. Such stock options expire on the earlier of three years after vesting or ninety days after termination of employment with the Company.

6. OTHER RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2004, the Company appointed three physicians, who are also customers, to its Professional Advisory Board ("Advisory Board"). Pursuant to the Advisory Board agreement, the Company is to issue 10,000 shares of restricted common stock annually, compensate the physicians $1,500 per speaking engagement and $1,500 per Advisory Board meeting.

For the three and nine months ended September 30, 2004, the Company recorded approximately $42,000 and $94,000 of revenue from these physician, respectively. For the three and nine months ended September 30, 2004, the Company paid $1,500 and $0 for a speaking engagement, respectively, which has been reported in consulting and other compensation in the accompanying condensed consolidated statement of operations.

7. COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business. The Company is currently not involved in any such litigation which management believes could have a material adverse effect on its financial position or result of operations.

Providing retail pharmacy services entails an inherent risk of medical and professional malpractice liability. The Company may be named as a defendant in such lawsuits and thus become subject to the attendant risk of substantial damage awards. Management believes the Company has adequate professional and medical malpractice liability insurance coverage. There can be no assurance, however, that the Company will not be

F-45

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
September 30, 2004 and 2003
_______________________________________________________________________________________________________________________

7. COMMITMENTS AND CONTINGENCIES (continued)

Legal Matters (continued)

sued, that any such lawsuit will not exceed the insurance coverage, or that the Company will be able to maintain such coverage at acceptable costs and on favorable terms.

On April 14, 2004, a former employee filed a lawsuit in Orange County California Superior Court against the Company seeking additional compensation and stock issuances. The lawsuit is in the early stages and its outcome is not reasonably predictable. Management believes the lawsuit is without merit and is aggressively defending this case. A trial date of March 7, 2005 has been set.

On March 17, 2004, the Company filed a lawsuit in Nevada State Court against the Licensor. See Note 3 for additional information.

Other Commitments

Pursuant to the License (See Note 3), the Company is required to pay $20,000 per store opening and monthly royalty fees of 4% on gross revenue from pharmacy sales. As of September 30, 2004, the Company accrued $40,000 for the Santa Ana, California and Riverside, California store openings and approximately $28,000 for royalty fees which have been recorded in accounts payable and accrued liabilities in the accompanying condensed consolidated balance sheet. Due to the lawsuit against the Licensor (see Note 3), the Company did not open the pharmacy located in Kirkland, Washington under the License agreement; as such, no accrual for the store opening or royalty fees was recorded as of September 30, 2004 for the Kirkland, Washington pharmacy.

Pursuant to the Technology License (see Note 3), the Company will pay royalties of 25%
of the gross profit from the sale of “Assured Script” product which refers to the licensed products and technology set forth in the Technology License and not prescription drug sales. For the three and nine months ended September 30, 2004, the Company has not incurred or paid any royalties under this agreement.

F-46

Changes In and Disagreements with Accountants

In a Current Report on Form 8-K filed on October 30, 2003, we disclosed that our former auditor, Morgan & Company, resigned. On October 28, 2003, we engaged Squar, Milner, Reehl & Williamson, LLP as our new auditor. The decision to change auditors was approved by our board of directors. We did not have any disagreements with our former auditor on any matter of accounting principles or practices, disclosure, or auditing scope or procedure.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

51

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

     1.  a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     2.  a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     3.  a transaction from which the director derived an improper personal profit; and
     4.  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     1.  such indemnification is expressly required to be made by law;
     2.  the proceeding was authorized by our Board of Directors;
     3.  such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;
     4.  such indemnification is required to be made pursuant to the bylaws.

We have not entered into an individual contracts with our directors or officers to modify the extend of such indemnification.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the company, or is or was serving at the request of the Company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

52

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$ 393
Federal Taxes	$ Nil
State Taxes and Fees	$ Nil
Transfer Agent Fees	$ 1,000
Accounting fees and expenses	$ 45,000
Legal fees and expenses	$ 25,000
Total	$ 71,393 ==============

All amounts are estimates, other than the SEC’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales Of Unregistered Securities

During the three months ended September 30, 2004, we issued 25,003 shares of restricted common stock in connection with services rendered by members of our board of directors. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the three months ended September 30, 2004, we issued 40,000 shares of restricted common stock in connection with consulting services rendered by members of our advisory board. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

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On June 17, 2004, we completed an exempt offering of units to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act. Each unit was priced at $0.80 and consisted of two shares of restricted common stock and one warrant to purchase one share of restricted common stock at an exercise price of $0.60 exercisable for twenty-four months after the close of the offering. We received proceeds of $2,650,153 net of broker/dealer commission and legal fees related to the offering in the amount of $306,548. We issued 7,391,750 shares of restricted common stock and 3,695,875 warrants in connection with this offering. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

During the three months ended June 30, 2004, in connection with the extension of a consulting agreement, we issued 150,000 shares of restricted common stock, with 350,000 warrants to purchase 350,000 shares of common stock, exercisable at $0.60 per share for a period of five years from the date of issuance, for services valued at approximately $70,500 (estimated to be fair value based on the trading price on the issuance date) and included in consulting and other compensation in the accompanying condensed consolidated statements of operations. These shares and warrants were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

During the three months ended June 30, 2004, we issued 126,625 shares of restricted common stock to consultants for services rendered valued at approximately $62,000 (estimated to be fair value based on the trading price on the issuance date). These shares and warrants were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

During the three months ended June 30, 2004, we issued 100,000 warrants to purchase 100,000 shares of the Company’s common stock, exercisable at $0.60 per share for a period of five years from the date of issuance, to a consultant. These warrants were issued pursuant to Section 4(2) of the Securities Act . We did not engage in any general solicitation or advertising.

During the three months ended March 31, 2004, we issued 1,050,000 shares of restricted common stock to consultants for services rendered valued at approximately $468,000 (estimated to be fair value based on the trading price on the issuance date). These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the three months ended March 31, 2004, we issued 20,000 shares of restricted common stock in connection with notes payable issued to certain shareholders and certain third parties valued at approximately $9,500 (estimated to be fair value based on the trading price on the issuance date). These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the one month transition period ended December 31, 2003, we issued 1,544,149 shares of

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restricted common stock to consultants for services rendered valued at approximately $664,000 (estimated to be fair value based on the trading price on the issuance date). These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

On September 17, 2003, we completed an exempt offering of common stock at the price of $0.25 per share. We received total proceeds in the amount of $1,330,750 and issued 5,323,000 shares of our restricted common stock. This exempt offering was conducted pursuant to Rule 506 of Regulation D under the Securities Act. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any public solicitation or general advertising. No registration rights were granted to any of the purchasers. We issued the stock certificates and affixed the appropriate legends to the restricted stock. Subsequent to November 30, 2003, we issued 46,400 shares of restricted common stock to finders in connection with this exempt offering.

During the year ended November 30, 2003, we issued 4,013,600 shares of restricted common stock to various consultants estimated to be valued at $1,329,008 based on the market prices on the issuance dates. These shares were issued pursuant to an exemption available under Section 4(2) of the Securities Act. In connection with this issuance, there was no public solicitation or general advertising used.

During the year ended November 30, 2003, we issued 4,444,444 shares of restricted common stock to retire $2,000,000 of a note payable. These shares were issued pursuant to an exemption available under Section 4(2) of the Securities Act. In connection with this issuance, there was no public solicitation or general advertising used.

In November 2003, we agreed to issue 1,000,000 shares of restricted common stock in connection with the extension of certain consulting contracts. In accordance with this agreement, 600,000 shares were issued in November 2003 and the remaining 400,000 shares were issued in December 2003 and January 2004. The estimated fair value of the 1,000,000 shares was $320,000 based on the trading price on the issuance dates. These shares were issued pursuant to an exemption available under Section 4(2) of the Securities Act. In connection with this issuance, there was no public solicitation or general advertising used.

On September 5, 2003, we issued 1,273,600 shares to our officers and employees in settlement of accrued consulting and salary expense. These shares were issued pursuant to an exemption available under Section 4(2) of the Securities Act.

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Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation, as amended
3.2	By-laws, as amended
4.1	Sample Share Certificate
5.1	Opinion of Cane & Associates, LLP, with consent to use
23.1	Consent of Squar, Milner, Reehl & Williamson, LLP, Independent Registered Public Accounting Firm
23.2	Consent of Morgan & Company, Chartered Accountants

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (a)  to include any prospectus required by Section 10(a)(3) of the Securities Act ;

     (b)  to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

     (c)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act , and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling

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persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act , and we will be governed by the final adjudication of such issue.

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SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, California on December 14, 2004.

eRXSYS, Inc.

By:
/s/ David Parker
David Parker
Chief Executive Officer,
Chief Financial Officer and Director

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated:

By:                        By:
            /s/ David Parker                                                                                                              /s/ Annette M. McEvoy
            David Parker                         Annette M. McEvoy
Chief Executive Officer,                           Director
Chief Financial Officer and Director                           December 14, 2004
December 14, 2004

By:                        By:
            /s/ James Manfredonia                                                                                                      /s/ Richard Falcone
            James Manfredonia                                                                                                          Richard Falcone
Director                                                                                                                           Director
December 14, 2004                                                                                                         December 14, 2004

By:
            /s/ Dr. Geoffrey S. Carroll
            Dr. Geoffrey S. Carroll
Director
December 14, 2004

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